                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                                     among

                             STEEL HEDDLE MFG. CO.,
                                  as Borrower

                                      and

           THE OTHER CREDIT PARTIES FROM TIME TO TIME PARTIES HERETO,

                         THE LENDERS IDENTIFIED HEREIN,

                                      and

                               NATIONSBANK, N.A.,

                as Administrative Agent and Documentation Agent

                                      and

                           DLJ CAPITAL FUNDING, INC.,

                              as Syndication Agent

                            DATED AS OF MAY 26, 1998

                               TABLE OF CONTENTS

                                                                            PAGE

                                   SCHEDULES

Schedule 1.1(a)





                                    EXHIBITS

Exhibit 1.1A

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT (this "Credit Agreement"), is entered into as of May 26, 1998 among STEEL HEDDLE MFG. CO., a Pennsylvania corporation (the "Borrower"), the Guarantors (as defined herein), the Lenders (as defined herein), NATIONSBANK, N.A., as Agent for the Lenders (in such capacity, the "Agent"), and DLJ CAPITAL FUNDING, INC., as Syndication Agent for the Lenders (in such capacity, the "Syndication Agent").

                                    RECITALS

         WHEREAS, the Borrower has requested that the Lenders provide a $50,000,000 credit facility to the Borrower; and

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   SECTION 1

DEFINITIONS AND ACCOUNTING TERMS

         1.1     DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                 "Acquired Companies" means Steel Heddle Mfg. Co., a Pennsylvania corporation, and its Subsidiaries as of the Closing Date.

                 "Acquired Indebtedness" of any Person means, without duplication, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such Person and (ii) Indebtedness assumed in connection with the acquisition by such Person of any Property or any other Person.

                 "Acquisition," by any Person, means the acquisition by such Person of the Capital Stock or all or substantially all of the Property of another Person, whether or not involving a merger or consolidation with such Person.

                 "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.13.

         "Adjusted Base Rate" means the Base Rate plus the Applicable
         Percentage.

                 "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                 "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "Agency Services Address" means NationsBank, N.A., NC-001-15-04, Independence Center, 15th Floor, 101 North Tryon Street, Charlotte 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Agent to the Borrower.

                 "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                 "Applicable Percentage" means for the Revolving Loans, Term Loans, Standby Letter of Credit Fee, Trade Letter of Credit Fee and Commitment Fees, the appropriate applicable percentages corresponding to the Total Leverage Ratio in effect as of the most recent Calculation Date as shown below:

                                                Applicable      Applicable      Applicable        Applicable       Applicable
                                                Percentage      Percentage    Percentage For    Percentage for   Percentage For
                                   Total            For            For        Standby Letter     Trade Letter    Commitment Fees
Pricing                          Leverage       Eurodollar      Base Rate      of Credit Fee    of Credit Fee
  Level                            Ratio           Loans          Loans
   I           greater than or     5.00 to         2.25%          1.00%            2.25%            1.125%            0.50%
               equal to            1.00

   II          less than           5.00 to         2.00%           .75%            2.00%            1.00%             0.50%
                                   1.00 but

               greater than or     4.50 to
               equal to            1.00

  III          less than           4.50 to         1.75%          0.50%            1.75%            0.875%            0.50%
                                   1.00 but

               greater than or     4.00 to
               equal to            1.00

   IV          less than           4.00 to         1.50%          0.25%            1.50%            0.75%             0.50%
                                   1.00 but

               greater than or     3.50 to
               equal to            1.00

   V           less than           3.50 to         1.25%          0.00%            1.25%            0.625%            0.50%
                                   1.00

         The Applicable Percentages shall be determined and adjusted quarterly on the date (each a "Calculation Date") five Business Days after the date by which the Borrower is required to provide an officer's certificate in accordance with the provisions of Section 7.1(c) after each fiscal quarter of the Consolidated Parties; provided, however that (i) the initial Applicable Percentages shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the Calculation Date for the fiscal quarter of the Consolidated Parties ending on December 31, 1998, on and after which time the Pricing Level shall be determined by the Total Leverage Ratio as of the most recent fiscal quarter end with respect to which the Agent shall have received the financial statements of the

         Consolidated Parties required to be delivered pursuant to Section 7.1(a) or (b) and the officer's certificate as required to be delivered pursuant Section 7.1(c), and (ii) if the Borrower fails to provide such financial statements and officer's certificate as required by Section 7.1(a) or (b) and Section 7.1(c) on or before the most recent Calculation Date, the Applicable Percentages from such Calculation Date shall be based on Pricing Level I until such time as an appropriate officer's certificate is provided, whereupon the Pricing Level shall be determined by the then current Total Leverage Ratio. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentages shall be applicable to all existing Loans and Letters of Credit as well as any new Loans made or Letters of Credit issued.

                 "Application Period" shall have the meaning assigned to such term in Section 8.5.

                 "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease, transfer or otherwise (including pursuant to any casualty or condemnation event); provided that the term "Asset Disposition" (a) shall include any "Asset Sale" as defined in Section 1.01 of the Indenture for the Senior Subordinated Debt and (b) shall not include (i) the sale, leasing or licensing of inventory or equipment in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business,
         (iii) the replacement of machinery and equipment or (iv) any Equity Issuance.

                 "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition other than an Excluded Asset Disposition, the failure of the Borrower to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to the purchase, acquisition or construction of Eligible Assets during the Application Period for such Asset Disposition.

                 "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                 "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                 "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                 "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                 "Borrower" means the Person identified as such in the heading hereof, together with any successor and permitted assigns.

                 "Borrower Intercompany Notes" means (i) the promissory note dated as of February 21, 1997 of Steel Heddle Mfg. Co., a Pennsylvania corporation, in favor of Heddle Capital Corp. in the original principal amount of $55,000,000 and (ii) the promissory note of Steel Heddle Mfg. Co., a Pennsylvania corporation (as successor in interest pursuant to the merger of SH Intermediate Corp. with and into Steel Heddle Mfg. Co.) dated as of February 21, 1997 in favor of Heddle Capital Corp. in the original principal amount of $40,000,000, as both may be amended or modified from time to time.

                 "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in Charlotte, North Carolina or New York, New York; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

                 "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

                 "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Lease Obligations" means, with respect to any Person as of any date, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of such Person as of such date in accordance with GAAP.

                 "Capital Stock" means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                 "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition,
         (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which any Credit Party shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).

                 "Change of Control" means any of the following events: (a) the sale, lease, transfer or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its subsidiaries taken as a whole to any Person other than the Sponsor,
         (b) the failure of the Parent to own directly all of the Capital Stock of the Borrower, (c) prior to the occurrence of a Qualifying IPO, (i) the failure of the Sponsor to own at least 51% of the Voting Stock of the Parent or (ii) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Parent which indicates that, or the Parent otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Parent shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, 30% or more of the Voting Stock of the Parent, (d) after the occurrence of a Qualifying IPO, (i) any Schedule 13D, Form 13F or Schedule 13G under the Exchange Act, or any amendment to such Schedule or Form, is received by the Parent which indicates that, or the Parent otherwise becomes aware that, a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Parent has become, directly or indirectly, the "beneficial owner", by way of merger, consolidation or otherwise, of 35% or more of the Voting Stock of the Company and (ii) any such "person" or "group" has become, directly or indirectly, the beneficial owner of a greater percentage of the Voting Stock of the Parent than is beneficially owned by the Sponsor, (e) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of the Parent (together with any new director whose election by the Parent's Board of Directors or whose nomination for election by the Parent's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Parent then in office or (f) the occurrence of a "Change of Control" under and as defined in the documents evidencing or governing the Senior Subordinated Debt. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act.

                 "Closing Date" means the date hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                 "Collateral" means all collateral referred to in and covered by the Collateral Documents.

                 "Collateral Documents" means the Security Agreements, the Pledge Agreements, the Mortgages and such other documents executed and delivered in connection with the attachment and perfection of the Lenders' security interests in the assets of the Credit Parties, including without limitation, UCC financing statements and patent and trademark filings.

                 "Commitment Fees" means the fees payable to the Lenders pursuant to Section 3.4(a).

                 "Commitments" means the Revolving Committed Amount and the Term Loan Committed Amount.

                 "Consolidated Capital Expenditures" means all expenditures of the Consolidated Parties which, in accordance with GAAP, would be classified as capital expenditures.

                 "Consolidated Cash Taxes" means, with respect to any Person for any period of determination, the aggregate of all taxes of such Person, as determined in accordance with GAAP, to the extent the same are paid in cash during such period.

                 "Consolidated EBIT" means, for any period of determination with respect to the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated Net Income for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (i) Consolidated Interest Expense, (ii) total Federal, state, foreign or other income taxes and (iii) expenses incurred in connection with the Transaction, all as determined in accordance with GAAP plus (c) as of the end of any fiscal quarter of the Consolidated Parties occurring on or before April 1, 2000, the Consolidated EBIT Special Adjustment for such fiscal quarter.

                 "Consolidated EBIT Special Adjustment" means (i) for the fiscal quarter ending September 30, 1997, $356,000, (ii) for the fiscal quarter ending January 3, 1998, $331,000, (iii) for the fiscal quarter ending March 31, 1998, $137,000 and (iv) for the fiscal quarter ending June 30, 1998, $68,000, in each case as set forth in more complete detail on Schedule 1.1(a).

                 "Consolidated EBITDA" means, for any period of determination with respect to the Consolidated Parties on a consolidated basis, the sum of (a) Consolidated EBIT for such period plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for depreciation and amortization expense plus (c) the amounts of the annual management and Chairman of the Board fees expensed during such period in accordance with the terms of Section
         8.8 plus (d) retroactive expenses, if any, required to be recognized by the Securities and Exchange Commission during such period, all as determined in accordance with GAAP.

                 "Consolidated Interest Expense" means, for any period of determination with respect to the Consolidated Parties on a consolidated basis, all net interest expense, including the interest component under Capital Leases and, to the extent payable pursuant to
         Section 8.7, cash interest expense on the Discount Notes, as determined in accordance with GAAP.

                 "Consolidated Net Income" means, for any period of determination the net income (excluding extraordinary income and expense items) after taxes for such period of the Consolidated Parties on a consolidated basis, as determined in accordance with GAAP.

                 "Consolidated Parties" means a collective reference to the Borrower and its Subsidiaries, and "Consolidated Party" means any one of them.

                 "Consolidated Total Assets" means, at any time, all items which, in accordance with GAAP, would be classified as assets on a consolidated balance sheet of the Borrower as of such time.

                 "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement, the Collateral Documents, the LOC Documents, the Fee Letter and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, and "Credit Document" means any one of them.

                 "Credit Parties" means a collective reference to the Borrower, the Parent and the Guarantors, and "Credit Party" means any one of them.

                 "Credit Party Obligations" means, without duplication, (a) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Credit Agreement, the Notes, the Collateral Documents or any of the other Credit Documents to which the Borrower or any other Credit Party is a party and (b) all Hedging Obligations owing from the Borrower to any Lender, or any Affiliate of a Lender.

                 "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Lender" means, at any time, any Lender that (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the term of this Credit Agreement within one Business Day of when due, (b) other than as set forth in (a) above, has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement within one Business Day of when due, unless such amount is subject to a good faith dispute or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any of assets of which) a receiver, trustee or similar official has been appointed.

                 "Discount Notes" shall have the meaning assigned to such term in Section 5.1(j).

                 "Dollars" and "$" means dollars in lawful currency of the United States of America.

                 "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                 "Eligible Assets" means another business or any substantial part of another business or other long-term assets, in each case, in, or used or useful in, the same or a similar line of business as the Borrower or any of its Subsidiaries was engaged in on the Closing Date or any reasonable extensions or expansions thereof. The term "Eligible Assets" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" under the documents evidencing or governing the Senior Subordinated Debt.

                 "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; and (iii) any other Person approved by the Agent (such approval not to be unreasonably withheld or delayed) and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.3, the Borrower (such approval not to be unreasonably withheld or delayed by the Borrower and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower); provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                 "Environmental Claim" means any written notice, notice of violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or written claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any assessment, abatement, removal, remedial, corrective, or other response action in connection with an Environmental Law or (d) from any actual or alleged damage, injury, threat, or harm to occupational health or safety, natural resources, or the environment.

                 "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (a) the protection of occupational health or safety, and the environment, (b) the protection of natural resources and wildlife, (c) the protection or use of surface water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to the air, land, surface water, and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

                 "Equity Interest" means Capital Stock and all warrants, options or rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock), whether outstanding prior to, on or after the Closing Date.

                 "Equity Issuance" means any issuance of (a) shares of Capital Stock, (b) any shares of Capital Stock pursuant to the exercise of options or warrants or (c) any shares of Capital Stock pursuant to the conversion of any debt securities to equity by (i) any Consolidated Party to any Person other than the Sponsor, any Affiliate of the Sponsor or the Parent or (ii) to the extent that the proceeds thereof are ultimately contributed to or otherwise applied for the benefit of any Consolidated Party, the Parent to any Person other than the Sponsor, any

         Affiliate of the Sponsor or any managerial employee of a Consolidated Party. The term "Equity Issuance" shall not include any Asset Disposition.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                 "ERISA Affiliate" means an entity which is under common control with any Consolidated Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                 "ERISA Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by any Consolidated Party from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under
         Section 4042 of ERISA; (v) any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vi) the complete or partial withdrawal of any Consolidated Party from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (vii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

                 "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

                 "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:


                 Eurodollar Rate =        London Interbank Offered Rate
                                     ------------------------------------
                                     1 - Eurodollar Reserve Percentage

                 "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Event of Default" has the meaning specified in Section 9.1.

                 "Excess Cash Flow" means, with respect to any twelve-month period of the Consolidated Parties on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such period minus (b) Consolidated Capital Expenditures for such period minus (c) Consolidated Interest Expense for such period minus (d) Federal, state and other income taxes actually paid by the Consolidated Parties on a consolidated basis during such period minus (e) Scheduled Funded Indebtedness Payments made during such period minus (f) prepayments applied during such period to the permanent reduction of Funded Indebtedness of any Consolidated Party; provided that in the case of any revolving Funded Indebtedness, such prepayment shall correspondingly permanently reduce commitments with respect thereto minus (g) without duplication of any reduction pursuant to clause (f) above, the amount of any proceeds received by any of the Consolidated Parties from any Asset Disposition or any casualty or condemnation event to the extent any such proceeds are included in Consolidated EBITDA minus (h) Consolidated EBIT Special Adjustments to the extent actually paid during such period minus (i) the amounts of the annual management and Chairman of the Board fees expensed by the Consolidated Parties during such period in accordance with the terms of Section 8.8 minus (j) to the extent not otherwise deducted in the calculation of Consolidated EBITDA for such period, Restricted Payments made by any Consolidated Party to the Parent pursuant to clause (v) or (vi) of
         Section 8.7.

                 "Exchange Act of 1934" means the Securities Exchange Act of
         1934.

                 "Excluded Asset Disposition" means (a) any Asset Disposition by a Consolidated Party to any Credit Party other than the Parent, (b) any casualty or condemnation event with respect to which the net proceeds received by the Parent or the Consolidated Parties are less than $250,000 and (c) any Asset Disposition by a Consolidated Party which is not a Credit Party to any other Consolidated Party which is not a Credit Party, in each case so long as, after giving effect to such Asset Disposition, no Default or Event of Default exists.

                 "Executive Officer" of any Person means any of the chief executive officer, chief operating officer, president, executive vice president, chief financial officer or treasurer of such Person.

                 "Exempt Affiliate Transactions" means (a) transactions between or among the Consolidated Parties, (b) advances to officers of any Consolidated Party in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the relevant Consolidated Party or in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of any Consolidated Party in the ordinary course of business, (d) any employment agreement that is in effect on the Closing Date and any such agreement entered into by any Consolidated Party after the Closing Date in the ordinary course of business of such Consolidated Party and (e) any Restricted Payment that is not prohibited by Section 8.7.

                 "Existing Letters of Credit" means the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1(d).

                 "Extension of Credit" means, as to any Lender, the making of a Loan or the purchase of a Participation Interest by such Lender.

                 "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                 "Fee Letter" means that certain letter agreement, dated as of the Closing Date, between the Agent and the Borrower, as amended, modified, supplemented or replaced from time to time.

                 "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary of such Person.

                 "Funded Indebtedness" means, without duplication, the sum of
         (a) all outstanding Indebtedness of the Consolidated Parties other than Indebtedness of the types referred to in clause (e), (f), (i),
         (k), (l) and (m) of the definition of "Indebtedness" set forth in
         Section 1.1, (b) all Guaranty Obligations of the Consolidated Parties with respect to Funded Indebtedness of another Person, (c) all Funded Indebtedness of any Person secured by a Lien on any property of a Consolidated Party whether or not such Funded Indebtedness has been assumed by a Consolidated Party and (d) all Funded Indebtedness of any partnership or unincorporated joint venture to the extent a Consolidated Party is legally obligated or has a reasonable expectation of being liable with respect thereto, net of any assets of such partnership or joint venture.

                 "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

                 "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

                 "Guarantor" means each of those Persons identified as a "Guarantor" on the signature pages hereto, and each Additional Credit Party which may hereafter execute a Joinder Agreement, together with their successors and permitted assigns.

                 "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation, or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                 "Hazardous Materials" means any substance, material or waste defined as toxic or hazardous (or words of similar meaning) or regulated because of its harmful or deleterious properties in or under any Environmental Laws.

                 "Hedging Obligations" means, with respect to any Person, the obligations of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements entered into such Person with any Lender, or any Affiliate of a Lender, in the ordinary course of such Person's business to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and not for speculative purposes.

                 "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the amount of all Capital Lease Obligations of such Person, (h) the principal portion of all obligations of such Person under Synthetic Leases, (i) all Hedging Obligations of such Person, (j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
         (k) all preferred Capital Stock issued by such Person which by the terms thereof could be (at the request of the holders thereof or otherwise) subject to mandatory sinking fund payments, redemption or other acceleration, (l) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP and (m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is legally obligated or has a reasonable expectation of being liable with respect thereto.

                 "Interest Coverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

                 "Interest Payment Date" means (a) as to Base Rate Loans, the last Business Day of each fiscal quarter of the Borrower and on the Maturity Date and (b) as to Eurodollar Loans, on the last day of each applicable Interest Period and on the Maturity Date and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also on the date three months from the beginning of the Interest Period and each three months thereafter.

                 "Interest Period" means, as to Eurodollar Loans, a period of one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (a) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day),
         (b) no Interest Period shall extend beyond the Maturity Date, (c) with regard to the Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date unless the portion of Term Loans comprised of Base Rate Loans together with the portion of Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, is at least equal to the amount of such Principal Amortization Payment due on such date and (d) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

                 "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or other assets in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a Letter of Credit issued on behalf of such Person) incurred for the benefit of such Person.

                 "Issuing Lender" means NationsBank, N.A.

                 "Issuing Lender Fees" has the meaning set forth in Section 3.4(b)(iii).

                 "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.13.

                 "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                 "Letter of Credit" means (i) a Letter of Credit issued for the account of the Borrower or one of its Subsidiaries by the Issuing Lender pursuant to Section 2.2 and (ii) any Existing Letter of Credit, as such Letter of Credit or Existing Letter of Credit may be amended, modified, extended, renewed or replaced.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof.

                 "Loan" or "Loans" means the Revolving Loans and/or the Term Loans (or a portion of any Revolving Loan or Term Loan bearing interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate), individually or collectively, as appropriate.

                 "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

                 "LOC Obligations" means, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                 "LOC Participants" means all Lenders whose Revolving Loan Commitment Percentage is greater than zero.

                 "London Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the rate of interest, determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), appearing on Telerate Page 3750 (or, if, for any reason, Telerate Page 3750 is not available, the Reuters Screen LIBO Page) as of approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period.
         As used herein, "Telerate Page 3750" means the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

                 "Mandatory Borrowing" has the meaning set forth in Section 2.2(e).

                 "Material Adverse Effect" means a material adverse effect on
         (a) the operations, financial condition, business or prospects of any Consolidated Party, (b) the ability of a Credit Party to perform its respective obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

                 "Maturity Date" means April 3, 2004.

                 "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                 "Mortgage Policies" has the meaning set forth in Section
         5.1(d).

                 "Mortgage" and "Mortgages" have the meanings set forth in
         Section 5.1(d).

                 "Mortgaged Properties" has the meaning set forth in Section 5.1(d).

                 "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                 "Multiple Employer Plan" means a Plan which any Consolidated Party and at least one employer other than the Consolidated Parties are contributing sponsors.

                 "Net Cash Proceeds" means the aggregate cash proceeds received by any Consolidated Party in respect of any Asset Disposition or Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by a Consolidated Party in any Asset Disposition or Equity Issuance. In addition, the "Net Cash Proceeds" of any Asset Disposition shall include any other amounts defined as "Net Cash Proceeds" of such transaction under Section 1.01 of the Indenture for the Senior Subordinated Debt.

                 "Non-Excluded Taxes" has the meaning set forth in Section
         3.14.

                 "Note" or "Notes" means the Revolving Loan Notes and/or the Term Loan Notes, individually or collectively, as appropriate.

                 "Notice of Borrowing" means a request by the Borrower for a Revolving Loan, in the form of Exhibit 2.1.

                 "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.4.

                 "Offering Memorandum" means that certain Preliminary Offering Memorandum dated May __, 1998 describing the Senior Subordinated Debt.

                 "Parent" means Steel Heddle Group, Inc., a Delaware corporation, together with any successor and permitted assigns.

                 "Participation Interest" means a purchase by a Lender of a participation in Letters of Credit or LOC Obligations as provided in
         Section 2.2 or in any Loans as provided in Section 3.9.

                 "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

                 "Permitted Acquisition" means an Acquisition by the Borrower or any Subsidiary of the Borrower for not more than the fair market value of the Capital Stock or Property acquired, provided that (i) the Capital Stock or Property acquired in such Acquisition relates to a line of business similar to the business of any Consolidated Party engaged in on the Closing Date, (ii) the Agent shall have received all items in respect of the Capital Stock or Property acquired in such Acquisition (and/or the seller thereof) required to be delivered by the terms of Section 7.9 and/or Section 7.13, (iii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition,
         (iv) the Borrower shall have delivered to the Agent a certificate demonstrating that, upon giving pro forma effect to such Acquisition (assuming, for purposes hereof, that such Acquisition was consummated as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end), no violation of Section 7.12 would have occurred as of the most recent fiscal quarter end preceding the date of such Acquisition with respect to which the Agent has received the financial statements and officer's certificate as required by Section 7.1(a) or (b) and Section 7.1(c), (v) the representations and warranties made by the Credit Parties in any Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, (vi) after giving effect to such Acquisition, the Revolving Committed Amount shall be at least $5,000,000 greater than the sum of the Revolving Loans outstanding plus LOC Obligations outstanding and (vii) the aggregate consideration (including cash consideration and non-cash consideration (including Capital Stock of the Parent) and any assumption of liabilities (other than current working capital liabilities not constituting Indebtedness)) for all such Acquisitions occurring after the Closing Date shall not exceed $10,000,000.

                 "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms or otherwise in the prudent judgment of a Consolidated Party, (c) inventory, raw materials and general intangibles (to the extent such general intangible is not a capital expenditure under GAAP) acquired in the ordinary course of business, (d) Investments existing as of the Closing Date and set forth in Schedule 1.1(b), (e) additional Investments in any Credit Party, (f) subject to the terms of Section 7.9, additional Investments in Subsidiaries of the Borrower which are not Credit Parties, not to exceed $750,000 in the aggregate at any one time outstanding, (g) Guaranty Obligations permitted by Section 8.1, (h) loans and advances to directors, officers, employees, agents, customers or suppliers in the ordinary course of business for reasonable business expenses, not to exceed $500,000 in the aggregate at any one time outstanding, (i) loans by the Borrower to any of its employees to finance the acquisition of Capital Stock in the Parent, not to exceed $750,000 in the aggregate at any one time outstanding, (j) Investments in dealers and customers received in connection with any bankruptcy or reorganization of such dealer or customer, (k) Permitted Acquisitions and (l) Investments not otherwise permitted by the other clauses of this definition not to exceed $250,000 in the aggregate at any one time outstanding.

                 "Permitted Liens" means (a) Liens in favor of the Agent on behalf of the Lenders, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness allowed under Section 8.1(d) (including without limitation Sale and Leaseback Transactions permitted thereunder and under Section 8.13), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Permitted Encumbrances (as defined in any Mortgage or Mortgage Policy), (l) any interest of a lessor under, and Liens arising from UCC financing statements relating to, leases not prohibited by this Credit Agreement, (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and
         (o) Liens on assets of Subsidiaries of the Borrower in connection with Indebtedness allowed under Section 8.1(j), provided that such Liens are only on assets acquired with such Indebtedness and that such Liens were not created in contemplation of or in connection with the acquisition of such assets.

                 "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                 "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                 "Pledge Agreement" means the Pledge Agreement in the form of
         Exhibit 1.1A executed and delivered by the Credit Parties in favor of the Agent, for the benefit of the Lenders, to secure the Credit Party Obligations, as the same may be amended, modified, extended, renewed or replaced from time to time.

                 "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by the Agent to any debtor).

                 "Principal Amortization Payment" means a principal payment on the Term Loans as set forth in Section 2.3(d).

                 "Principal Amortization Payment Date" means the date a Principal Amortization Payment is due.

                 "Purchase Agreement" means the Stock Purchase Agreement by and among SH Holdings Corp. and the other Persons identified on Schedule 1 thereto, as sellers, and the Parent, as buyer, dated as of May 1, 1998, as it may be amended on or prior to the Closing Date.

                 "Qualifying IPO" means an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) of the common Capital Stock of the Parent (or, subject to the definition of the term "Change of Control" set forth in Section 1.1, of the common Capital Stock the Borrower) (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933 (whether alone or in connection with a secondary public offering) and
         (ii) resulting in gross proceeds to the Parent (or the Borrower, as applicable) of at least $15,000,000.

                 "Real Properties" means each of facilities and properties owned, leased or operated by any Credit Party.

                 "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                 "Reportable Event" means a "reportable event" as defined in
         Section 4043(c) of ERISA, other than those events as to which the notice requirements or penalties for failure to provide notice have been waived by regulation or administrative action of the PBGC.

                 "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 51% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of (i) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount, plus (ii) the Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of Term Loans outstanding at such time and (b) at any time after the termination of any of the Commitments pursuant to Section 9.2, the sum of (i) the principal balance of the outstanding Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                 "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                 "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of any Consolidated Party, now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Subordinated Debt and (v) any loan or advance to the Parent.

                 "Revolving Committed Amount" means TWENTY MILLION DOLLARS ($20,000,000) or such lesser amount as the Revolving Committed Amount may be reduced pursuant to Section 2.1(d) or Section 3.3(b)(v).

                 "Revolving Loan Commitment Percentage" means, for each Lender, the percentage identified as its Revolving Loan Commitment Percentage on Schedule 1.1(c), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Revolving Loans" means the Revolving Loans made to the Borrower pursuant to Section 2.1.

                 "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.6(a).

                 "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                 "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Consolidated Party of any property, whether owned by such Consolidated Party as of the Closing Date or later acquired, which has been or is to be sold or transferred by such Consolidated Party to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

                 "Scheduled Funded Indebtedness Payments" means, as of the end of each fiscal quarter of the Consolidated Parties, for the Consolidated Parties on a consolidated basis, the sum of all scheduled payments of principal on Funded Indebtedness for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that Scheduled Funded Indebtedness Payments shall not include voluntary prepayments or the mandatory prepayments required pursuant to Section 3.3.

                 "Security Agreement" means the Security Agreement in the form of Exhibit 1.1A executed and delivered by the Borrower and the Guarantors in favor of the Agent, for the benefit of the Lenders, to secure the Credit Party Obligations, as the same may be amended, modified, extended, renewed, restated or replaced from time to time.

                 "Senior Funded Indebtedness" means Funded Indebtedness of the Consolidated Parties which is not Subordinated Indebtedness determined on a consolidated basis in accordance with GAAP applied on consistent basis.

                 "Senior Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the four fiscal quarter period ending on the last day of any fiscal quarter, the ratio of (a) Senior Funded Indebtedness of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                 "Senior Subordinated Debt" shall have the meaning assigned to such term in Section 5.1(l).

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                 "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Sponsor" means American Industrial Partners Capital Fund II, L.P., a Delaware limited partnership.

                 "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(i).

                 "Subordinated Indebtedness" means Indebtedness of the Borrower in respect of the Senior Subordinated Debt, together with Guaranty Obligations, if any, of the Guarantors in respect thereof.

                 "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

                 "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

                 "Term Loans" means the Term Loans made to the Borrower pursuant to Section 2.3(a).

                 "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on
         Schedule 1.1(c), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                 "Term Loan Committed Amount" means THIRTY MILLION DOLLARS ($30,000,000).

                 "Term Loan Note" or "Term Loan Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.3(a), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.6(b).

                 "Total Leverage Ratio" means, with respect to the Consolidated Parties on a consolidated basis for the four fiscal quarter period ending on the last day of any fiscal quarter, the ratio of (a) all Funded Indebtedness (including Subordinated Indebtedness) of the Consolidated Parties on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                 "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.4(b)(ii).

                 "Transaction" means the acquisition of the Acquired Companies pursuant to the terms of the Purchase Agreement.

                 "Unused Revolving Commitment" means, for any period, the amount by which (a) the then applicable aggregate Revolving Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Revolving Loans plus the aggregate amount of LOC Obligations outstanding.

                 "Voting Stock" means, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2     COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3     ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Credit Parties to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or monthly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the January 3, 1998 financial statements of the Consolidated Parties); provided, however, if (a) the Credit Parties shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Credit Parties to the Lenders as to which no such objection shall have been made.

Notwithstanding the above or the terms of any definition set forth in Section 1.1, the parties hereto acknowledge and agree that, for purposes of all calculations made under the financial covenants set forth in Section 7.12 (including without limitation for purposes of the definition of "Applicable Percentage" set forth in Section 1.1), (i)(A) income statement items (whether positive or negative) attributable to the Property disposed of in any Asset Disposition as contemplated by Section 8.5, as applicable, shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (B) Indebtedness which is retired in connection with any such Asset Disposition shall be excluded and deemed to have been retired as of the first day of the applicable period and (ii) income statement items (whether positive or negative) attributable to any Property acquired in any Investment transaction contemplated by Section 8.6 and clause (k) of the definition of "Permitted Investment" set forth in Section 1.1 shall, to the extent not otherwise included in such income statement items for the Consolidated Parties in accordance with GAAP or in accordance with any defined terms set forth in
Section 1.1, be included on a pro forma basis as if the Capital Stock or Property acquired in the related Permitted Acquisition had been owned by the Consolidated Parties on the first day of the relevant period to the extent relating to any period applicable in such calculations.


                                   SECTION 2

CREDIT FACILITIES

         2.1     REVOLVING LOANS.

                 (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" and collectively the "Revolving Loans") to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the

         Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                 (b) Method of Borrowing for Revolving Loans. Except for the initial Revolving Loans to be made on the Closing Date, by no later than 11:00 a.m. (i) on the date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall submit a written Notice of Borrowing in the form of Exhibit 2.1 to the Agent setting forth (A) the amount requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate, (C) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.2;

                 (c) Funding of Revolving Loans. Except for the initial Revolving Loans to be made on the Closing Date which will be funded initially by the Agent, upon receipt of a Notice of Borrowing, the Agent shall promptly inform the applicable Lenders as to the terms thereof. Each such Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Loans available to the Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the requested Revolving Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Revolving Loans are made available to the Agent.

                 No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the time of any such Revolving Loan that such Lender does not intend to make available to the Agent its portion of the Revolving Loans to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Revolving Loans, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate.

                 (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $1,000,000 and in integral multiples of $100,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding LOC Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

         2.2     LETTER OF CREDIT SUBFACILITY.

                 (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its Subsidiaries, from the Closing Date until the date five (5) days prior to the Maturity Date, in a form reasonably acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO MILLION DOLLARS ($2,000,000), (ii) the sum of the aggregate amount of LOC Obligations outstanding plus Revolving Loans outstanding shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's pro rata share of outstanding Revolving Loans plus its pro rata share of outstanding LOC Obligations shall not exceed such LOC Participant's Revolving Loan Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the date five (5) days prior to the Maturity Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business. Each Letter of Credit shall comply with the related LOC Documents.

                 (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least three Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent, promptly upon request, copies of the Letters of Credit.

                 (c) Participations. Each LOC Participant, upon issuance of a Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Loan Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Loan Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Loan Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                 (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in same day funds as provided herein or in the LOC

         Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Percentage for the Base Rate Loans that are Revolving Loans plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Loan Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 p.m., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

                 (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the applicable Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all applicable Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2) pro rata based on each Lender's respective Revolving Loan Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied,
         (iii) whether a Default or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                 (f) Designation of Subsidiaries as Account Parties; Existing Letters of Credit. Notwithstanding anything to the contrary set forth in this Credit Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                 (g) Modification and Extension. The issuance of any supplement, modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                 (h) Uniform Customs and Practices. The Issuing Lender may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (Publication No. 500 or the most recent publication, the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                 (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                 (j) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document, this Credit Agreement shall govern.

                 (k)      Indemnification of Issuing Lender.

                          (i) In addition to its other obligations under this Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                          (ii) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for:
                 (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit;
                 (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                          (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                          (iv) Nothing in this subsection (k) is intended to limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (k) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Credit Agreement.

                          (v) Notwithstanding anything to the contrary contained in this subsection (k), the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.


         2.3     TERM LOANS.

                 (a) Term Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees, on the Closing Date, to make a term loan (collectively, the "Term Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage, if any, of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made on the Closing Date shall not exceed the Term Loan Committed Amount. Once repaid, Term Loans cannot be reborrowed.

                 (b) Funding of Term Loans. On the Closing Date, each applicable Lender will make its Term Loan Commitment Percentage of the Term Loan Committed Amount available to the Agent by deposit, in Dollars and in immediately available funds, at the offices of the Agent at its principal office in Charlotte, North Carolina or at such other address as the Agent may designate in writing. The amount of the Term Loans will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office of the Agent, to the extent the amount of such Term Loans are made available to the Agent. All Term Loans on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Term Loans may be converted into Eurodollar Loans in accordance with the terms of
         Section 2.4.

                 No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Term Loan hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. If the Agent shall have received (and shall have been authorized to release from escrow) an executed signature page to this Credit Agreement (whether an original or via telecopy) from a Lender, the Agent may assume that such Lender has or will make the amount of its Term Loans available to the Agent on the Closing Date, and the Agent in reliance upon such assumption, shall make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan and (ii) from a Lender at the Federal Funds Rate.

                 (c) Amortization. The principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:

=====================================================================
                                 PRINCIPAL AMORTIZATION PAYMENT FOR
      PRINCIPAL AMORTIZATION         EACH APPLICABLE PRINCIPAL
           PAYMENT DATE              AMORTIZATION PAYMENT DATE
---------------------------------------------------------------------
       July 3, 1999, October                 $1,000,000
        2, 1999, January 1,
               2000
                and
           April 1, 2000
---------------------------------------------------------------------
      July 1, 2000, September                $1,250,000
      30, 2000, December 30,
             2000 and
          March 31, 2001
---------------------------------------------------------------------
          June 30, 2001,                     $1,500,000
        September 29, 2001,
       December 29, 2001 and
          March 30, 2002
---------------------------------------------------------------------
          June 29, 2002,                     $1,750,000
        September 28, 2002,
         December 28, 2002
                and
          March 29, 2003
---------------------------------------------------------------------
          June 28, 2003,                     $2,000,000
       September 27, 2003,
          January 3, 2004
               and
           April 3, 2004
=====================================================================

         2.4     CONTINUATIONS AND CONVERSIONS.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans; provided, however, that (a) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of Exhibit 2.4, in compliance with the terms set forth below, (b) except as provided in Section 3.12, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable hereto, (c) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or Event of Default and (d) any request to extend a Eurodollar Loan that fails to comply with the terms hereof or any failure to request an extension of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (i) on the date for a requested conversion of a Eurodollar Loan to a Base Rate Loan or (ii) three Business Days prior to the date for a requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (A) whether the Loans to be continued or converted are Revolving Loans or Term Loans, (B) whether the Borrower wishes to continue or convert such Loans and (C) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto.

         2.5     MINIMUM AMOUNTS, ETC.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in integral multiples of $100,000 in excess thereof,
(b) each Base Rate Loan shall, subject to the terms of Section 2.2(e), be in a minimum amount of the lesser of $1,000,000 (and integral multiples of $100,000 in excess thereof) or the remaining amount available under the Revolving Committed Amount or the Term Committed Amount, as applicable and (c) no more than 5 Eurodollar Loans (in the aggregate for Revolving Loans and Term Loans) shall be outstanding hereunder at any one time. For the purposes of this Section, all Eurodollar Loans with the same Interest Periods shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

         2.6     NOTES.

                 (a) Revolving Loan Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount in substantially the form of Exhibit 2.6(a).

                 (b) Term Loan Notes. The Term Loan made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Term Loan Commitment Percentage of the Term Loan Committed Amount in substantially the form of Exhibit 2.6(b).


                                   SECTION 3

GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

         3.1     INTEREST.

                 (a) Interest Rate. All Base Rate Loans shall accrue interest at the Adjusted Base Rate and all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                 (b) Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default under Section 7.1(a),
         (b) (to the extent involving a misrepresentation which, in the reasonable determination of the Agent, could be reasonably expected to constitute a Material Adverse Effect), (c)(ii), (e), (f), (g), (h),
         (i) or (j), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing (but not timely paid) hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Adjusted Base Rate plus two percent (2%) per annum).

                 (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         3.2     PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Agent at its offices at 101 North Tryon Street, Charlotte, North Carolina 28202. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Agent, the Loans, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute on the same day of receipt, such payments to the applicable Lenders if any such payment is received prior to 2:00 p.m.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3     PREPAYMENTS.

                 (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid if the Agent has received written notice of such prepayment by no later than 11:00 a.m. on the date three Business Days' prior to such prepayment and any prepayment of Eurodollar Loans will be subject to Section 3.15; (ii) each such partial prepayment of Loans shall be in the minimum principal amount of $500,000 and integral multiples of $100,000 in excess thereof and (iii) any voluntary prepayment of the Term Loans shall be applied first to the next Principal Amortization Payment with any remainder applied pro rata among the remaining Principal Amortization Payments. Subject to the foregoing terms, amounts prepaid under this Section 3.3(a) shall be applied as the Borrower elects; provided that if Borrower shall fail to specify, such prepayment shall be applied first to Term Loans and then to Revolving Loans and, in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                 (b)      Mandatory Prepayments.

                          (i) Revolving Committed Amount. If at any time the sum of the aggregate amount of Revolving Loans outstanding plus LOC Obligations outstanding exceeds the Revolving Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with Section 2.1.

                          (ii) Excess Cash Flow. If the Total Leverage Ratio as of June 30, 1999 is greater than 3.50 to 1.00, then within 90 days after such date the Borrower shall prepay the Loans in an amount equal to (x) 50% of the Excess Cash Flow for the twelve-month period ended on such June 30 less (y) the amount of any voluntary prepayments of the Term Loans or (to the extent accompanied by a reduction in the

                 Revolving Committed Amount) of the Revolving Loans during the twelve-month period ended on such June 30. Thereafter, if the Total Leverage Ratio as of the end of any fiscal year of the Borrower is greater than 3.50 to 1.00, then within ninety (90) days after such fiscal year end the Borrower shall prepay the Loans in an amount equal to fifty (50%) percent of the Excess Cash Flow for such fiscal year (provided that for the fiscal year ending January 1, 2000, the calculation of the amount of the prepayment required by this Section 3.3(b)(ii) shall be based on the 2 fiscal quarter period then ended). Any prepayments pursuant to this clause (ii) shall be applied as set forth in clause (v) below.

                          (iii) Asset Dispositions. Immediately upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Borrower during the related Application Period to the purchase, acquisition or construction of Eligible Assets as contemplated by the terms of Section 8.5(v) (such prepayment to be applied as set forth in clause (v) below). For purposes or this clause (iii), acquisitions of Eligible Assets during the 180-day period preceding such Asset Disposition shall be deemed to satisfy the application of Net Cash Proceeds required in the preceding sentence.

                          (iv) Issuances of Equity. Immediately upon receipt by a Consolidated Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance (such prepayment to be applied as set forth in clause
                 (v) below).

                          (v) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 3.3(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 3.3(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Section 3.3(b)(ii),
                 (iii) and (iv), (1) first to the outstanding Term Loans (first to the next Principal Amortization Payment with any remainder applied pro rata among the remaining Principal Amortization Payments) and (2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations (with a corresponding reduction in the Revolving Committed Amount in an amount equal to all amounts applied pursuant to this clause (2)). Within the parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments hereunder shall be subject to
                 Section 3.15.

         3.4     FEES.

                 (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Agent, for the pro rata benefit of each applicable Lender (based on each Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount), a per annum fee equal to the Applicable Percentage of the Unused Revolving Commitment (the "Commitment Fees"). The accrued Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the immediately preceding fiscal quarter (or portion thereof), beginning with the first of such dates to occur after the Closing Date.

                 (b)      Letter of Credit Fees.

                          (i) Standby Letter of Credit Issuance Fee. In consideration of the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Standby Letter of Credit Fee") on such Lender's Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee be payable quarterly in arrears 15 days after the end of each fiscal quarter of the Borrower and on the Maturity Date.

                          (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage on such Lender's Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                          (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee and the Trade Letter of Credit Fee payable pursuant to subsections (i) and (ii) above, the Borrower shall pay to the Issuing Lender for its own account, without sharing by the other Lenders, (i) a the letter of credit fronting fee of 25 basis points on the face amount of each Letter of Credit and (ii) the customary charges from time to time to the Issuing Lender for its services in connection with the issuance, amendment, payment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                 (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, an annual fee as agreed to between the Borrower and the Agent in the Fee Letter.

         3.5     PAYMENT IN FULL AT MATURITY.

                 On the Maturity Date, the entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.

         3.6     COMPUTATIONS OF INTEREST AND FEES.

                 (a) Except for Base Rate Loans, in which case interest shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                 (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum non-usurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum non-usurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum non-usurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other indebtedness evidenced by any of the Credit Documents does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand.

         All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum non-usurious amount permitted by applicable law.

         3.7     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                 (a) Loans. Each Revolving Loan borrowing (including, without limitation, each Mandatory Borrowing), each payment or prepayment of principal of any Loan, each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the Administrative Fees retained by the Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall (except as otherwise provided in Section 3.3(c)) be allocated pro rata among the relevant Lenders in accordance with the respective Revolving Loan Commitment Percentages and Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Revolving Loans and Participation Interests and outstanding Term Loans, as applicable, of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Loan, then any amount to which such Lender would otherwise be entitled pursuant to this subsection (a) shall instead be payable to the Agent; provided further, that in the event any amount paid to any Lender pursuant to this subsection (a) is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum; and

                 (b) Letters of Credit. Each payment of unreimbursed drawings in respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Loan Commitment Percentage; provided that, if any LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall instead be payable to the Issuing Lender; provided further, that in the event any amount paid to any LOC Participant pursuant to this subsection (b) is rescinded or must otherwise be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8     ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the Collateral under or pursuant to the terms of the Collateral Documents;

                 SECOND, to payment of any fees owed to the Agent or the Issuing Lender;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                 FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;

                 FIFTH, to the payment of the outstanding principal amount of the Loans, to the payment or cash collateralization of the outstanding LOC Obligations, and, in the case of any proceeds of Collateral, to the outstanding principal portion of any Hedging Obligations, pro rata, as set forth below;

                 SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                 SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and Hedging Obligations held by such Lender bears to the aggregate then outstanding Loans, LOC Obligations and Hedging Obligations held by all of the Lenders) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Lender from time to time for any drawings under such Letter of Credit and (y) then, following the expiration of such Letter of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.8.

         3.9     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.9 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.9 to share in the benefits of any recovery on such secured claim.

         3.10    CAPITAL ADEQUACY.

         If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon prompt notice from such Lender to the Borrower, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11    INABILITY TO DETERMINE INTEREST RATE.

         If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (a) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (b) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (c) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Loans.

         3.12    ILLEGALITY.

         Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Credit Agreement,
(a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days or the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.15.

         3.13    REQUIREMENTS OF LAW.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                 (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.14 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.14(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                 (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                 (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon prompt notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.15. If any Lender becomes entitled to claim any additional amounts pursuant to this
Section 3.13, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.13 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 3.13 submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.14    TAXES.

                 (a) Except as provided below in this Section 3.14, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed:
         (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this Section 3.14 whenever any Non-Excluded Taxes are payable by the Borrower, and (B) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower, if any, showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                          (i)     (A)      on or before the date of any payment
                 by the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                          (B) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                          (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                          (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Credit Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Credit Agreement and any Notes.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms (including successor forms) inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection
         (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.15    INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than to the extent a consequence of such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a written notice requesting the same in accordance with the provisions of this Credit Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a written notice thereof in accordance with the provisions of this Credit Agreement and (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, provided, however, that the Lenders hereby agree to exercise reasonable efforts, so long as no Default or Event of Default shall exist, to mitigate the payment obligations of the Borrower under this Section 3.15 in respect of the timing of application of proceeds of any prepayment pursuant to Section 3.3(b). Such indemnification may include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The agreements in this Section shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.16    MANDATORY ASSIGNMENT.

         In the event that any Lender delivers to the Borrower a demand for payment in accordance with Section 3.10, 3.13 or 3.14 or a notification in accordance with Section 3.12 that such Lender is suspending its obligation or obligations to make or continue Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include the administrative fee payable to the Agent under Section 11.3(b)), require such Lender to transfer and assign in whole, without recourse (in accordance with and subject to the terms and conditions of Section 11.3), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations; provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or any Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder (including
Section 3.12).


                                   SECTION 4

GUARANTY

         4.1     GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender, each Affiliate of Lender that enters into any agreement with a Credit Party giving rise to Hedging Obligations of such Credit Party and the Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise). The Guarantors additionally, jointly and severally, unconditionally guarantee to each Lender the timely performance of all other obligations under the Credit Documents and any agreements giving rise to Hedging Obligations of any Credit Party. This guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2     OBLIGATIONS UNCONDITIONAL.

          The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this guaranty until such time as the Lenders (and any Affiliates of Lenders entering into any agreement with any Credit Party giving rise to Hedging Obligations of such Credit Party) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or any agreements giving rise to Hedging Obligations on the part of any Credit Party or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3     MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4     WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the

Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this guaranty. Without limiting the generality of any other provision of this
Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat. Sections 26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Credit Parties' Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

          4.5     REINSTATEMENT.

          The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6     REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Agreements and the other Collateral Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

         4.7     LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy
Code).

         4.8     RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.8 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.8, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 4.8 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing
Date). Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after the date such Guarantor shall be relieved of its obligations pursuant to Section 8.4.


                                   SECTION 5

CONDITIONS PRECEDENT

         5.1     CLOSING CONDITIONS.

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Extension of Credit is subject to satisfaction of the following conditions:

                 (a) Executed Credit Documents. Receipt by the Agent of duly executed copies of (i) this Credit Agreement, (ii) the Notes,
         (iii) the Collateral Documents and (iv) all other Credit Documents, each in form and substance acceptable to the Lenders in their sole discretion.

                 (b) Corporate Documents. Receipt by the Agent of the following:

                          (i) Charter Documents. Copies of the articles or certificates of incorporation or other charter documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                          (ii) Bylaws. A copy of the bylaws of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Closing Date.

                          (iii) Resolutions. Copies of resolutions of the Board of Directors of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in force and effect as of the Closing Date.

                          (iv) Good Standing. Copies of (A) certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of incorporation and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect on the business or operations of a Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                          (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                 (c) Personal Property Collateral. The Agent shall have received:

                          (i) searches of Uniform Commercial Code ("UCC") filings in the jurisdiction of the chief executive office of each Credit Party and such other jurisdictions where Collateral is located (as reasonably determined by the Agent), copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                          (ii) duly executed UCC financing statements for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral;

                          (iii) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                          (iv) all stock certificates evidencing the Capital Stock pledged to the Agent pursuant to the Pledge Agreements, together with duly executed in blank undated stock powers attached thereto;

                          (v) all instruments and chattel paper in the possession of a Credit Party, as required by the Security Agreements, together with allonges or assignments as may be necessary or appropriate to perfect the Lenders' security interest in the Collateral; and

                          (vi) all duly executed consents as are necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral.

                 (d) Real Property Collateral. The Agent shall have received:

                          (i) fully executed and notarized mortgages, deeds of trust or deeds to secure debt (each a "Mortgage" and collectively the "Mortgages") encumbering the fee interest of the Credit Parties in each real property asset owned by a Credit Party set forth on Schedule 5.1(d) (each a "Mortgaged Property" and collectively the "Mortgaged Properties"), together with such UCC-1 financing statements as the Agent shall deem appropriate with respect to each such Mortgaged Property;

                          (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Agent) in the state in which each Mortgaged Property is located (other than North Carolina) with respect to the enforceability of the form of Mortgage and sufficiency of the form of UCC-1 financing statements to be recorded or filed in such state and such other matters as the Agent may request, in form and substance satisfactory to the Agent; and

                          (iii) ALTA or other appropriate form mortgagee title insurance policies (the "Mortgage Policies") issued by Chicago Title Insurance Company or other title insurers satisfactory to the Agent (the "Title Insurance Company"), in an amount satisfactory to the Agent with respect to each Mortgaged Property assuring the Agent that the applicable Mortgages, as applicable, create valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policies shall be in form and substance satisfactory to the Agent and containing such endorsements as shall be satisfactory to the Agent and for any other matters that the Agent may request, and providing affirmative insurance and such reinsurance as the Agent may request, all of the foregoing in form and substance satisfactory to the Agent.

                 (e)      Legal Opinions.  The Agent shall have received:

                          (i) a legal opinion of Kirkland & Ellis, dated as of the Closing Date and substantially in the form of Schedule 5.1(e)(i);

                          (ii) a legal opinion of special local counsel for each Credit Party not incorporated in the State of Delaware, dated as of the Closing Date and substantially in the form of
                 Schedule 5.1(e)(ii); and

                          (iii) a legal opinion of special local counsel for the Credit Parties for each State other than North Carolina in which any Collateral is located, dated as of the Closing Date and substantially in the form of Schedule 5.1(e)(iii).

                 (f) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Consolidated Parties evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Agent as additional insured (in the case of liability insurance) or sole loss payee (in the case of hazard insurance) on behalf of the Lenders.

                 (g) Officer's Certificate. The Agent shall have received a certificate or certificates executed by an Executive Officer of the Borrower as of the Closing Date stating that (i) each Consolidated Party is in compliance with all existing financial obligations, (ii) all governmental, shareholder and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (iii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or

         Consolidated Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could have or could be reasonably expected to have a Material Adverse Effect and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents, the Transaction and all the transactions contemplated herein and therein to occur on such date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists,
         (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects,
         (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.12 and all existing financial obligations of any such Persons, (E) upon giving pro forma effect to the Acquisition on the Closing Date, the ratio of Funded Indebtedness of the Consolidated Parties as of such date to Consolidated EBITDA of the Consolidated Parties for the twelve-month period ended as of April 30, 1998 does not exceed 6.00 to 1.00.

                 (h) Government Consent. Receipt by the Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or, in the reasonable opinion of the Agent desirable in connection with the acquisition, financings and other transactions contemplated hereby and the absence of any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on such financings and other transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could reasonably be likely to have such effect.

                 (i) Financial Information. Receipt by the Agent and the Lenders of (i) a satisfactory pro forma consolidated balance sheet of the Consolidated Parties as of April 4, 1998 giving effect to this Credit Agreement, the other Credit Documents, the Transaction and all the transactions contemplated herein and therein to occur on such date, and reflecting estimated purchase price accounting adjustments, reviewed by independent public accountants of recognized national standing and (ii) such other information relating to the Acquisition as the Agent may reasonably require in connection with the structuring and syndication of credit facilities of the type described herein.

                 (j) Equity Investment. Receipt by the Agent of evidence that an equity investment of at least $40,000,000 (to include the proceeds of $25,000,000 of common equity issued by the Parent (consisting of a cash equity investment by the Sponsor of approximately $23,200,000 and the rollover of $1,800,000 of equity of management of Acquired Companies) and the proceeds of $15,000,000 of discount notes issued by the Parent (the "Discount Notes") shall have been received by the Parent on the terms described in the Offering Memorandum.

                 (k) Purchase Agreement. There shall not have been any material modification, amendment, supplement or waiver to the Purchase Agreement without the prior written consent of the Agent, and the Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement (without waiver of any conditions precedent to the obligations of the buyer thereunder) and the expenses related to such acquisition shall not exceed $9 million. The Agent shall have received a final Purchase Agreement, together with all exhibits and schedules thereto certified by an officer of the Borrower.

                 (l) Consummation of other Senior Subordinated Debt Financing. The Borrower shall have received gross proceeds of at least $100,000,000 from the issuance by the Borrower of senior subordinated notes (the "Senior Subordinated Debt") on terms that are satisfactory to the Agent.

                 (m) Solvency Opinion. Receipt by the Agent of an opinion from an independent auditor or appraiser acceptable to the Agent as to the solvency of each of the Borrower and the Guarantors, in each case after giving effect to this Credit Agreement, the other Credit Documents, the Transaction to the and all the transactions contemplated herein and therein to occur on such date.

                 (n) Litigation. There shall not exist any pending or threatened action, suit, investigation or proceeding against a Credit Party or a Consolidated Party that could reasonably be expected to have a Material Adverse Effect.

                 (o) Fees and Expenses. Payment by the Borrower of all fees and reasonable expenses owed by it to the Lenders and the Agent, including, without limitation, payment to the Agent of the fees set forth in the Fee Letter.

                 (p) Syndication Side Letter. Receipt by the Agent of a letter agreement executed by the Borrower and reasonably satisfactory to the Agent regarding amendment of this Credit Agreement in connection with the primary syndication of the credit facilities hereunder.

                 (q) Borrower Intercompany Notes. Receipt by the Agent of satisfactory evidence that (i) the obligor under the Borrower Intercompany Notes is the Borrower and (ii) that the payee under the Borrower Intercompany Notes is Heddle Capital Corp.

                 (r) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

         5.2     CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make, continue or convert Loans nor shall an Issuing Lender be required to issue or extend a Letter of Credit unless:

                 (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1, (ii) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of
         Section 2.2 and (iii) in the case of any continuation or conversion of a Loan, a duly executed and completed Notice of Continuation/Conversion by the time specified in Section 2.4;

                 (b) Representations and Warranties. The representations and warranties made by any Credit Party or any Consolidated Party in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date;

                 (c) No Default. No Default or Event of Default shall exist or be continuing either prior to or after giving effect thereto;

                 (d) No Bankruptcy Event. There shall not have been commenced against the Parent or any Consolidated Party an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                 (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred since January 3, 1998; and

                 (f) Availability. Immediately after giving effect to the making of a Revolving Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, the sum of the Revolving Loans outstanding plus LOC Obligations outstanding shall not exceed the Revolving Commitment Amount.

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (e) and (f) above.

                                   SECTION 6

REPRESENTATIONS AND WARRANTIES

         The Consolidated Parties hereby represent to the Agent and each Lender that:

         6.1     FINANCIAL CONDITION.

                 (a) The audited consolidated balance sheets and income statements of the Consolidated Parties for the fiscal years ended January 3, 1998 and December 28, 1996 have heretofore been furnished to the Agent. Such financial statements (including the notes thereto)
         (i) have been audited by Ernst & Young, LLP (ii) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (iii) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. The unaudited consolidated interim balance sheet of the Consolidated Parties as at the end of, and the related unaudited consolidated interim statements of earnings and of cash flows for, each fiscal month ended after January 3, 1998 and prior to the Closing Date, have heretofore been furnished to the Agent. Such interim financial statements for each such monthly period, (i) have been prepared in accordance with GAAP (except for the absence of footnotes) consistently applied throughout the periods covered thereby and (ii) present fairly the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. During the period from January 3, 1998 to and including the Closing Date there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

                 (b) The financial statements delivered to the Lenders pursuant to Section 7.1(a) and (b), (a) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 7.1(a) and (b)) and (b) present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods. Since January 3, 1998, there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which, is not (x) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 7.1 or in the notes thereto or (y) otherwise permitted by the terms of this Credit Agreement and communicated to the Agent.

         6.2     NO MATERIAL CHANGE.

         Except with respect to the Transaction, since January 3, 1998 (a) there has been no development or event relating to or affecting a Consolidated Party which has had or would be reasonably expected to have a Material Adverse Effect or (b) there has been no development or event relating to or affecting the Parent which has had or would be reasonably expected to have a material adverse effect on (i) the ability of the Parent to perform its obligations under the Pledge Agreement or (ii) the validity or enforceability of the Pledge Agreement or the rights and remedies of the Agent or the Lenders thereunder and
(b) except as otherwise permitted under this Credit Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock in a Consolidated Party nor has any of the Capital Stock in a Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

         6.3     ORGANIZATION AND GOOD STANDING.

         (a) Each of the Consolidated Parties and the Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State (or other jurisdiction) of its incorporation, (b) each Consolidated Party is duly qualified and in good standing as a foreign corporation and authorized to do business in every jurisdiction unless the failure to be so qualified, in good standing or authorized would not have a Material Adverse Effect and (c) of the Consolidated Parties and the Parent has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.4     DUE AUTHORIZATION.

         Each Credit Party (a) has the requisite corporate power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.5     NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Credit Party will (a) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (b) violate, contravene or materially conflict with any Requirement of Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Credit Documents) upon or with respect to its properties.

         6.6     CONSENTS.

         Except for consents, approvals and authorizations (a) which have been obtained or (b) which are listed on Schedule 6.6, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents by such Credit Party.

         6.7     ENFORCEABLE OBLIGATIONS.

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute legal, valid and binding obligations of each Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.8     NO DEFAULT.

         No Consolidated Party is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred or exists except as previously disclosed in writing to the Lenders.

         6.9     OWNERSHIP.

         Each Consolidated Party (i) is the owner of, and has good and marketable title to, all of its respective assets which such Person purports to own and none of such assets is subject to any Lien other than Permitted Liens and (ii) has a valid license, leasehold interest or other right to use all of the respective assets which such Person purports to hold under license, lease or other usage right and none of such assets is subject to any Lien other than Permitted Liens(i).

         6.10    INDEBTEDNESS.

         The Consolidated Parties have no Indebtedness except (a) as disclosed in the financial statements referenced in Section 6.1, (b) as set forth on
Schedule 6.10 and (c) as otherwise permitted by this Credit Agreement.

         6.11    LITIGATION.

         Except as disclosed in Schedule 6.11, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of any Consolidated Party, threatened (i) against any Consolidated Party which would reasonably be expected to have a Material Adverse Effect or
(ii) against the Parent which would reasonably be expected to have a material adverse effect on (A) the ability of the Parent to perform its obligations under the Pledge Agreement or (B) the validity or enforceability of the Pledge Agreement or the rights and remedies of the Agent or the Lenders thereunder.

         6.12    TAXES.

         Each Consolidated Party has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or
(ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. No Consolidated Party is aware as of the Closing Date of any proposed tax assessments against it or any other Consolidated Party.

         6.13    COMPLIANCE WITH LAW.

         Each Credit Party and each Consolidated Party is in compliance with all Requirements of Law and all other laws, rules, regulations, orders and decrees (including without limitation Environmental Laws) applicable to it, or to its properties, unless such failure to comply would not be reasonably expected to have a Material Adverse Effect. No Requirement of Law would be reasonably expected to cause a Material Adverse Effect.

         6.14    ERISA.

         Except as disclosed in the Financial Statements or in Schedule 6.14 or except as would not result or be reasonably expected to result in a Material Adverse Effect:

                 (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Consolidated Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                 (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan, or by more than $250,000 in the aggregate as to all such Plans.

                 (c) Neither any Consolidated Party nor any ERISA Affiliate has incurred, or, to the best knowledge of the Consolidated Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No Consolidated Party would become subject to any withdrawal liability under ERISA if any Consolidated Party or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither any Consolidated Party nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of
         Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Consolidated Parties, reasonably expected to be in reorganization, insolvent, or terminated.

                 (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party nor any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                 (e) Neither any Consolidated Party nor any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standards Board Statement 106.

         6.15    SUBSIDIARIES.

         Set forth on Schedule 6.15 is a complete and accurate list of all Subsidiaries of each Consolidated Party as of the Closing Date. Information on
Schedule 6.15 includes jurisdiction of incorporation, the number of shares of each class of Capital Stock outstanding, the number and percentage of outstanding shares of each class owned (directly or indirectly) by such Consolidated Party; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. The outstanding Capital Stock of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned by each such Consolidated Party, directly or indirectly, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). Other than as set forth in Schedule 6.15, as of the Closing Date no Consolidated Party has outstanding any securities convertible into or exchangeable for its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to its Capital Stock.

         6.16    USE OF PROCEEDS; MARGIN STOCK.

         The proceeds of the Loans hereunder will be used solely for the purposes specified in Section 7.10. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U or Regulation X, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock" or any "margin security" or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation T, U, or X. No Consolidated Party owns any "margin stock".

         6.17    GOVERNMENT REGULATION.

         No Credit Party or Consolidated Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 or the Interstate Commerce Act, each as amended. In addition, no Credit Party or Consolidated Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. As of the Closing Date, no director, executive officer or principal shareholder of any Credit Party or Consolidated Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

         6.18    ENVIRONMENTAL MATTERS.

         Except as set forth on Schedule 6.18 or in the Purchase Agreement or except as would not reasonably expected to have a Material Adverse Effect:

                          (i)     Each of the Real Properties and all
                 operations of any Consolidated Party at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any applicable Environmental Law with respect to the Real Properties or the businesses operated by any Consolidated Party (the "Businesses"), and there are no conditions relating to the Businesses or the Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                          (ii) No Hazardous Materials have been released in amounts or concentrations that constitute or constituted a violation by any Consolidated Party of, or could reasonably be expected to give rise to liability on the part of any Consolidated Party under, Environmental Laws.

                          (iii) No Consolidated Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe that any such notice is being threatened

                          (iv) Hazardous Materials have not been transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, any Consolidated Party in a manner that would reasonably be expected to give rise to liability on the part of any Consolidated Party under any applicable Environmental Law.

                          (v) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Consolidated Party, threatened, under any applicable Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Real Properties or the Businesses.

                          (vi) There has been no release or threatened release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of any Consolidated Party in connection with the Real Properties or otherwise in connection with the Businesses where such release or threatened release could reasonably be expected to give rise to liability on the part of any Consolidated Party under Environmental Laws.

                          (vii) No Consolidated Party has assumed any liability of any Person under any applicable Environmental Law.

         6.19    INTELLECTUAL PROPERTY.

         Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use would not have or be reasonably expected to have a Material Adverse Effect. Set forth on Schedule 6.19 is a list of all Intellectual Property owned by each Consolidated Party as of the Closing Date or that any Consolidated Party has the right to use as of the Closing Date. Except as provided on Schedule 6.19, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Consolidated Party know of any such claim, and to the Consolidated Parties' knowledge the use of such Intellectual Property by any Consolidated Party does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect.

         6.20    SOLVENCY.

         As of the Closing Date, after giving effect to this Credit Agreement, the other Credit Documents, the Transaction and all the transactions contemplated herein and therein to occur on such date, each Consolidated Party is Solvent.

         6.21    INVESTMENTS.

         All Investments of each Consolidated Party are Permitted Investments.

         6.22    LOCATION OF COLLATERAL.

         Set forth on Schedule 6.22(a) is a list as of the Closing Date of all Real Properties with street address, county and state where located. Set forth on Schedule 6.22(b) is a list as of the Closing Date of all locations where any tangible personal property of a Consolidated Party is located as of the Closing Date, including county and state where located. Set forth on Schedule 6.22(c) is the chief executive office and principal place of business of each Consolidated Party.

         6.23    DISCLOSURE.

                 (a) Neither this Credit Agreement nor any financial statements delivered to the Lenders nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

                 (b) The financial projections and other pro forma financial information contained in the information referred to in subsection (a) above were based on good faith estimates and assumptions believed by the applicable Consolidated Parties to be reasonable at the time made and at the time furnished to the Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events such projections and other pro forma financial information may differ from the projected results for such period or periods.

         6.24    LICENSES, ETC.

         The Consolidated Parties have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted.

         6.25    BROKERS' FEES.

         Other than fees and expenses payable in connection with the Transaction and described in the Offering Memorandum, no Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents.

         6.26    LABOR MATTERS.

         Except as set forth on Schedule 6.26, there are no collective bargaining agreements or Multiemployer Plans covering the employees of a Consolidated Party as of the Closing Date and none of the Consolidated Parties has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

         6.27    NATURE OF BUSINESS.

         As of the Closing Date, the Borrower and its Subsidiaries are engaged in the business of manufacturing and selling precision textile loom accessories and, with respect to its wire rolling facility, metal products.

         6.28    REAL PROPERTY MATTERS.

Each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance with all applicable laws, regulations and ordinances including without limitation health and environmental protection laws, erosion control ordinances, storm drainage control laws, doing business and/or licensing laws and laws regarding access and facilities for disabled persons including, but not limited to, the federal Architectural Barriers Act, the Fair Housing Amendments Act of 1988 and the Rehabilitation Act of 1973, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

         6.29    YEAR 2000 COMPLIANCE.

         Each of the Consolidated Parties has conducted a review and assessment of its computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, the Consolidated Parties believe that the year 2000 problem will not result in a material adverse change in the operations, financial condition, business or prospects of the Consolidated Parties taken as a whole, or on the ability of any Credit Parties taken as a whole to perform any material obligations under the Credit Documents.


                                   SECTION 7

AFFIRMATIVE COVENANTS

         Each Consolidated Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         7.1     INFORMATION COVENANTS.

         The Consolidated Parties will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                 (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited (with respect to consolidated financial statements only) by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any manner.

                 (b) Monthly Financial Statements. As soon as available, and in any event within 30 days after the close of each fiscal month of the Borrower (other than the twelfth fiscal month) a consolidated balance sheet and income statement of the Consolidated Parties as of the end of such fiscal month, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal month and for the then current fiscal year to date in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of an Executive Officer of the Borrower to the effect that such financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP (except for the absence of footnotes), subject to changes resulting from audit and normal year-end audit adjustments.

                 (c) Officer's Certificate. At the time of delivery of the financial statements as of the end of each fiscal year of the Consolidated Parties provided for in Sections 7.1(a) and the financial statements as of the end of each fiscal quarter of the Consolidated Parties provided for in 7.1(b) above, a certificate of an Executive Officer of the Borrower substantially in the form of Exhibit 7.1(c),
         (i) demonstrating compliance with the financial covenants contained in
         Section 7.12 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                 (d) Annual Business Plan and Budgets. Within 45 days after the end of each fiscal year of the Borrower, an annual business plan and budget of the Consolidated Parties on a consolidated basis containing, among other things, pro forma financial statements for the next fiscal year.

                 (e) Compliance With Certain Provisions of the Credit Agreement. Within 90 days after the end of each fiscal year of the Borrower, the Borrower shall deliver a certificate of an Executive Officer of the Borrower containing information regarding the amount of all Asset Dispositions and Equity Issuances that were made during the prior fiscal year.

                 (f) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed this Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

                 (g) Reports. Promptly upon transmission or receipt thereof, (i) copies of any filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as any Consolidated Party shall send to its shareholders generally or to a holder of any Indebtedness owed by any Consolidated Party in its capacity as such a holder and (ii) upon the written request of the Agent, all reports and written information to and from the United

         States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

                 (h) Notices. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, such Credit Party will give reasonably prompt written notice to the Agent of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against any Credit Party or Consolidated Party which if adversely determined could reasonably be expected to have a Material Adverse Effect, (B) the institution of any proceedings against any Consolidated Party with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, which violation could reasonably be expected to have a Material Adverse Effect or (C) any notice or determination concerning the imposition of any withdrawal liability by a Multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan. Upon its receipt of any notice pursuant to this Section 7.1(i), the Agent will promptly notify each of the Lenders.

                 (i) ERISA. Upon any Executive Officer of a Credit Party obtaining knowledge thereof, the Borrower will give prompt written notice to the Agent (and in any event within five Business Days) of:
         (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event, (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any Consolidated Party or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto;
         (iv) any event has occurred or failed to occur with respect to a Single Employer Plan, Multiemployer Plan or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party which could reasonably be expected to have a Material Adverse Effect or (v) any change in the funding status of any Plan that could have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by an Executive Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto.

         Promptly upon request, the Borrower shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                 (j)      Environmental.

                          (i) Within 45 days after written request of the Agent at any time (but not more than one time) after the first anniversary date of the Closing Date, the Borrower will furnish or cause to be furnished to the Agent, at the Borrower's expense, an assessment prepared by ENVIRON Corporation (or such other environmental consultant reasonably acceptable to the Agent) with respect to compliance by the Consolidated Parties with the recommendations set forth in the environmental report referred to in Schedule 6.18.

                          (ii) In addition to the assessment required to be delivered pursuant to clause (i) above, in the event that the Agent reasonably believes that the Consolidated Parties have breached any of the representations and warranties contained in Section 6.18 or any of the affirmative covenants contained in Section 7.4 (to the extent relating to compliance with Environmental Laws), upon the written request of the Agent, which shall not occur more than once annually, the Borrower will furnish or cause to be furnished to the Agent, at the Borrower's expense, an environmental report addressing the subject matter of such breach of reasonable scope, form and depth, (including, where appropriate, as recommended by an environmental consultant reasonably acceptable to the Agent, where reasonable and appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Agent. If the Borrower fails to deliver such an environmental report within seventy-five (75) days after receipt of such written request then the Agent may arrange for same, and the Consolidated Parties hereby grant to the Agent and its representatives reasonable access to the Real Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

                          (iii) Each Consolidated Party will conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on , from or affecting any of the Real Properties to the extent necessary to be in compliance with all Environmental Laws and with the validly issued orders and directives of all Governmental Authorities with jurisdiction over such Real Properties to the extent any failure could reasonably be expected to have a Material Adverse Effect.

                 (k) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Consolidated Parties as the Agent or the Required Lenders may reasonably request.

         7.2     PRESERVATION OF EXISTENCE AND FRANCHISES.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority, except where the failure to do so would not have a Material Adverse Effect or except as otherwise permitted by Section 8.4 or Section 8.5.

         7.3     BOOKS AND RECORDS.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.4     COMPLIANCE WITH LAW.

         Each of the Credit Parties will, and will cause each of its Subsidiaries to, comply with all material laws, rules, regulations and orders, and all applicable material restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws), where such failure to so comply could reasonably be expected to have a Material Adverse Effect.

         7.5     PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, pay, settle or discharge all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and except as prohibited hereunder, all of its other Indebtedness as it shall become due; provided, however, that no Consolidated Party shall be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with

GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) could reasonably be expected to have a Material Adverse Effect.

         7.6     INSURANCE.

         Each of the Consolidated Parties will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice. All liability policies shall have the Agent, on behalf of the Lenders, as an additional insured and all casualty policies shall have the Agent, on behalf of the Lenders, as loss payee.

         In the event there occurs any material loss, damage to or destruction of the Collateral of any Consolidated Party or any part thereof, such Consolidated Party shall promptly give written notice thereof to the Agent generally describing the nature and extent of such damage or destruction. Subsequent to any loss, damage to or destruction of the Collateral of any Consolidated Party or any part thereof, such Consolidated Party, whether or not the insurance proceeds, if any, received on account of such damage or destruction shall be sufficient for that purpose, at such Consolidated Party's cost and expense, will promptly repair or replace the Collateral of such Consolidated Party so lost, damaged or destroyed; provided, however, that such Consolidated Party need not repair or replace the Collateral of such Consolidated Party so lost, damaged or destroyed to the extent the failure to make such repair or replacement is desirable to the proper conduct of the business of such Consolidated Party in the ordinary course and otherwise is in the best interest of such Consolidated Party and would not materially impair the rights and benefits of the Agent or the Lenders under the Collateral Documents, any other Credit Document or any Hedging Agreement. Notwithstanding any provision to the contrary contained in this Credit Agreement (including without limitation Section 3.3(b)(v) and Section 8.5), none of the Consolidated Parties shall undertake replacement or restoration of any lost, damaged or destroyed Collateral of such Consolidated Party with insurance proceeds in respect thereof unless (A) the Agent has received evidence reasonably satisfactory to it that the Collateral lost, damaged or destroyed has been or will be replaced or restored to its condition immediately prior to the loss, destruction or other event giving rise to the payment of such insurance proceeds and (B) no violation of Section 7.12 would have occurred as of the most recent fiscal quarter end preceding the date of determination with respect to which the Agent has received the financial statements and officer's certificate required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and Section 7.1(c) upon giving pro forma effect to any Indebtedness to be incurred in connection with such replacement or restoration (assuming, for purposes hereof, that such Indebtedness was incurred as of the first day of the four fiscal-quarter period ending as of such fiscal quarter end). All insurance proceeds shall be subject to the security interest of the Lenders under the Collateral Documents.

         The present insurance coverage of the Consolidated Parties is outlined as to carrier, policy number, expiration date, type and amount on Schedule 7.6.

         7.7     MAINTENANCE OF PROPERTY.

         Each of the Consolidated Parties will maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8     PERFORMANCE OF OBLIGATIONS.

         Each Credit Party and each Consolidated Party will, and will cause each of its Subsidiaries to, perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound unless the failure to do so will not have or be reasonably expected to have a Material Adverse Effect.

         7.9     COLLATERAL.

         Each Consolidated Party will, and will cause each of its Subsidiaries to, cause (i) all of its owned Real Properties and personal property located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned Real Properties and personal property and (iii) all of its leased Real Properties located in the United States to be subject at all times to first priority, perfected and, in the case of Real Property (whether leased or owned), title insured Liens in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Agent shall reasonably request. With respect to any real property (whether leased or owned) located in the United States of America acquired by any direct or indirect Subsidiary of the Borrower subsequent to the Closing Date, such Person will cause to be delivered to the Agent with respect to such Real Property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(d) in form acceptable to the Agent. In furtherance of the foregoing terms of this Section 7.9 and without limiting the terms of Section 8.4, the Borrower agrees to promptly provide the Agent with written notice of the acquisition by, or the entering into a leasing by, the Borrower or any of its direct or indirect Subsidiaries of any asset(s) having a market value greater than $1,000,000, setting forth in reasonable detail the location and a description of the asset(s) so acquired. Without limiting the generality of the above, the Consolidated Parties will cause 100% of the Capital Stock or other equity interest in each of their direct or indirect Domestic Subsidiaries and 65% of the Capital Stock or other equity interest in each of their direct Foreign Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Collateral Documents or such other security documents as the Agent shall reasonably request.

    If, subsequent to the Closing Date, a Consolidated Party shall (a) acquire any intellectual property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Collateral Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within three (3) Business Days) after any Executive Officer of a Consolidated Party acquires knowledge of same notify the Agent of same. Each Consolidated Party shall, and shall cause each of its Subsidiaries to, take such action (including but not limited to the actions set forth in Sections 5.1(c)) at its own expense as requested by the Agent to ensure that the Lenders have a first priority perfected Lien in (i) all owned Real Properties and personal property of the Consolidated Parties located in the United States, (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all other owned Real Properties and personal property of the Consolidated Parties and (iii) all leased Real Properties located in the United States, subject in each case only to Permitted Liens. Each Consolidated Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Agreements.

    7.10     USE OF PROCEEDS.

         The proceeds of the Loans will be used solely to pay a portion of the following: (i) to refinance on the Closing Date approximately $53,000,000 of existing Indebtedness of the Acquired Companies, (ii) to pay on the Closing Date a portion of the purchase price, including fees and expenses, for the Acquisition and (iii) to provide from time to time for the working capital, and general corporate needs of the Borrower and its Subsidiaries. Letters of Credit shall be used solely for the purposes set forth in Section 2.2(a).

         7.11    AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, but not more than once annually so long as an Event of Default shall not have occurred and is continuing, each Consolidated Party will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent (or, so long as an Event of Default shall have occurred and be continuing, any Lender), including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect such Person's property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent (or, so long as an Event of Default shall have occurred and be continuing, any Lender) or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of the Consolidated Parties. The Consolidated Parties agree that the Agent, and its representatives, may conduct an annual audit of the Collateral, at the expense of the Borrower.

         7.12    FINANCIAL COVENANTS.

                 (a) Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each fiscal quarter, to be greater than or equal to:

                          (i) for the fiscal quarter ending October 3, 1998,
                 1.55 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the one fiscal quarter period then ended multiplied by 4;

                          (ii) for the fiscal quarter ending January 2, 1999,
                 1.55 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the two fiscal quarter period then ended multiplied by 2;

                          (iii) for the fiscal quarter ending April 3, 1999,
                 1.55 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the three fiscal quarter period then ended multiplied by 1.33;

                          (iv) for the period from April 4, 1999 to and
                 including July 3, 1999, 1.55 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended;

                          (v) for the period from July 4, 1999 to and including
                 January 1, 2000, 1.60 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended;

                          (vi) for the period from January 2, 2000 to and
                 including July 1, 2000, 1.65 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended;

                          (vii) for the period from July 2, 2000 to and
                 including December 30, 2000, 1.70 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period;

                          (viii) for the period from December 31, 2000 to and
                 including December 29, 2001, 1.75 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended;

                          (ix) for the period from December 30, 2001 to and
                 including December 28, 2002, 1.85 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended; and

                          (x) for the period from December 29, 2002 and at all
                 times thereafter, 1.60 to 1.00, based on (A) Consolidated EBITDA for the four fiscal quarter period then ended to (b) Consolidated Interest Expense for the four fiscal quarter period then ended.

                 (b) Senior Leverage Ratio. The Senior Leverage Ratio, as of the last day of each fiscal quarter, to be less than or equal to:

                          (i) for the period from the Closing Date to and
                 including January 2, 1999, 2.15 to 1.00;

                          (ii) for the period from January 3, 1999 to and
                 including January 1, 2000, 1.90 to 1.00;

                          (iii) for the period from January 2, 2000 to and
                 including December 30, 2000, 1.60 to 1.00;

                          (iv) for the period from December 31, 2000 to and
                 including December 29, 2001, 1.40 to 1.00; and

                          (v) for the period from December 30, 2001 and at all
                 times thereafter, 1.10 to 1.00.

                 (c) Total Leverage Ratio. The Total Leverage Ratio, as of the last day of each fiscal quarter, to be less than or equal to:

                          (i) for the period from the Closing Date to and
                 including January 2, 1999, 6.30 to 1.00;

                          (ii) for the period from January 3, 1999 to and
                 including January 1, 2000, 6.20 to 1.00;


                          (iii) for the period from January 2, 2000 to and
                 including December 30, 2000, 5.85 to 1.00;

                          (iv) for the period from December 31, 2000 to and
                 including December 29, 2001, 5.40 to 1.00; and

                          (v) for the period from December 30, 2001 and at all
                 times thereafter, 4.90 to 1.00.

                 (d) Minimum EBITDA. EBITDA, as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to be greater than or equal to:

                          (i) for the period from the Closing Date to and
                 including January 2, 1999, $19,380,000;

                          (ii) for the period from January 3, 1999 to and
                 including January 1, 2000, $19,890,000;

                          (iii) for the period from January 2, 2000 to and
                 including December 30, 2000, $20,660,000;

                          (iv) for the period from December 31, 2000 to and
                 including December 29, 2001, $21,680,000;

                          (v) for the period from December 30, 2001 to and
                 including December 28, 2002, $22,610,000; and

                          (vi) for the period from December 29, 2002 and at all
                 times thereafter, $23,000,000.

         7.13    ADDITIONAL CREDIT PARTIES.

         As soon as practicable and in any event within 30 days after any Person becomes a direct or indirect Subsidiary of the Borrower, the Borrower shall provide the Agent with written notice thereof setting forth information in reasonable detail describing all of the assets of such Person and shall (a) if such Person is a direct or indirect Domestic Subsidiary of the Borrower, cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit 7.13, (b) cause 100% (if such Person is a Domestic Subsidiary of the Borrower) or 65% (if such Person is a direct Foreign Subsidiary of the Borrower) of the Capital Stock of such Person to be delivered to the Agent (together with undated stock powers signed in blank (unless, with respect to a Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person)) and pledged to the Agent pursuant to an appropriate pledge agreement(s) in substantially the form of the Pledge Agreement and otherwise in form acceptable to the Agent and (c) cause such Person to (i) if such Person owns or leases any Real Property located in the United States of America or deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, such Person will cause to be delivered to the Agent with respect to such Real Property documents, instruments and other items of the types required to be delivered pursuant to Section 5.1(d) all in form, content and scope reasonably satisfactory to the Agent and (ii) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, environmental reports, landlord's waivers, certified resolutions and other organizational and authorizing documents of such Person, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Agent's liens thereunder) and other items of the types required to be delivered pursuant to
Section 5.1(c), all in form, content and scope reasonably satisfactory to the Agent.

         7.14    FURTHER ASSURANCES.

                 (a) Within 30 days after the Closing Date, the Borrower shall deliver to the Agent (i) maps or plats of an as-built survey of each of the Mortgaged Properties certified to the Agent and the Title Insurance Company in a manner reasonably satisfactory to each of the Agent and the Title Insurance Company, dated a date reasonably satisfactory to the Agent and the Title Insurance Company by an independent professional land surveyor licensed by the state in which the applicable Mortgaged Property is located, which maps or plats and the surveys on which they are based shall be made in accordance with standards that enable the Title Insurance Company to issue an endorsement to the applicable Mortgage Policies removing any exception for "survey matters", except for matters as are reasonably acceptable to the Agent, (ii) certification from a registered engineer or land surveyor in a form reasonably satisfactory to the Agent or other evidence acceptable to the Agent that none of the improvements on the Mortgaged Properties are located within any area designated by the Director of the Federal Emergency Management Agency as a "special flood hazard" area or if any improvements on the Mortgaged Properties are located within a "special flood hazard" area, evidence of a flood insurance policy from a company and in an amount satisfactory to the Agent for the applicable portion of the premises, naming the Agent, for the benefit of the Lenders, as mortgagee and (iii) such amendments or modifications to the Mortgage Instruments delivered pursuant to
         Section 5.1(d) as shall be required by the Title Insurance Company in order for the applicable Mortgage Policy to be endorsed by the Title Insurance Company in order to insure the legal description of the related Mortgaged Property determined from the survey of such Mortgaged Property described in clause (i) above (together with corresponding amendments to any related Uniform Commercial Code fixture filings).

                 (b) The Borrower shall use reasonable best efforts to cause to be delivered to the Agent within 30 days after the Closing Date (or as soon thereafter as is practicable, if at all) (i) evidence satisfactory to the Agent that each of the Mortgaged Properties, and the uses of the Mortgaged Properties, are in compliance with all applicable zoning laws (the evidence submitted as to zoning should include the zoning designation made for each of the Mortgaged Properties, the permitted uses of each such Mortgaged Properties under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks) and the Americans with Disabilities Act of 1990 and (ii) such endorsements (including but not limited to zoning endorsements evidencing the permitted uses of each of the Mortgaged Properties and that the uses of such Mortgaged Properties are in compliance with applicable zoning laws) to the Mortgage Policies as the Agent may reasonably request, all in form and substance reasonably satisfactory to the Agent.

                 (c) Within 90 days after the Closing Date, the Borrower shall deliver to the Agent a satisfactory pro forma consolidated balance sheet of the Consolidated Parties as of the Closing Date (updated from the pro forma balance sheet delivered pursuant to Section 5.1(i)) giving effect to this Credit Agreement, the other Credit Documents, the Transaction and all the transactions contemplated herein and therein to occur on such date, and reflecting estimated purchase price accounting adjustments, reviewed by independent public accountants of recognized national standing.


                                   SECTION 8

NEGATIVE COVENANTS

         Each Consolidated Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans and LOC Obligations, together with interest and fees hereunder, have been paid in full and the Commitments and Letters of Credit hereunder shall have terminated:

         8.1     INDEBTEDNESS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                 (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                 (b)      Subject to the terms of Section 8.6:

                          (i) Indebtedness owing by a Consolidated Party to any Credit Party other than the Parent; and

                          (ii) Indebtedness owing by a Consolidated Party which is not a Credit Party to (A) any Credit Party other than the Parent or (B) any other Consolidated Party which is not a Credit Party;

                 (c)      Hedging Obligations of the Borrower;

                 (d) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) of any Consolidated Party to finance the purchase or lease of capital assets, whether tangible or intangible, provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding and (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed;

                 (e) obligations of the Borrower in respect of deferred compensation arrangements with employees of the Borrower, to the extent such obligations constitute Indebtedness;

                 (f) the Senior Subordinated Debt (and any notes with identical terms registered pursuant to the registration rights agreement set forth in the Indenture for the Senior Subordinated Debt issued in exchange therefor) including Guaranty Obligations of any Guarantor in respect of the Senior Subordinated Debt;

                 (g) obligations of the Borrower evidenced by the Borrower Intercompany Notes;

                 (h) subject to the terms of Section 8.6, Guaranty Obligations of any Consolidated Party in respect of any Indebtedness otherwise permitted under this Section 8.1;

                 (i)      to the extent not otherwise permitted under this
         Section 8.1, obligations constituting Indebtedness of a Consolidated Party secured by Permitted Liens;

                 (j) Acquired Indebtedness of any Consolidated Party, provided the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding; and

                 (k) other unsecured Indebtedness of any Consolidated Party (in addition to Indebtedness otherwise permitted by any other clause of this Section 8.1), provided the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $2,500,000 at any one time outstanding.

         8.2     LIENS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, except for Permitted Liens.

         8.3     NATURE OF BUSINESS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, substantively alter its business from the same general type of business conducted as of the Closing Date or engage in any business other than the same general type of business conducted as of the Closing Date.

         8.4     CONSOLIDATION AND MERGER.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, notwithstanding the foregoing provisions of this Section 8.4, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that (i) the Agent shall be given prior written notice of such transaction, (ii) the Borrower shall be the continuing or surviving corporation, (iii) the Consolidated Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Consolidated Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iv) after giving effect thereto, no Default or Event of Default shall exist, (b) any Credit Party other than the Parent or the Borrower may merge or consolidate with or into any other Credit Party other than the Parent or the Borrower, provided that (i) the Agent shall be given prior written notice of such transaction, (ii) the Consolidated Parties shall execute and deliver such documents, instruments and certificates as the Agent may reasonably request so as to cause the Consolidated Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect thereto, no Default or Event of Default shall exist, (c) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any other Consolidated Party which is not a Credit Party, (d) any Consolidated Party which is not a Credit Party may be merged or consolidated with or into any Credit Party other than the Parent or the Borrower, provided that (i) the Agent shall be given prior written notice of such transaction, (ii) such Credit Party shall be the continuing or surviving corporation, (iii) the Consolidated Parties shall execute and deliver such documents, instruments and certificates as the Agent may reasonably request so as to cause the Consolidated Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iii) after giving effect thereto, no Default or Event of Default shall exist and (e) any Credit Party may merge with or consolidate with any other Person which is not a Credit Party or a Consolidated Party, provided that (i) the Agent shall be given prior written notice of such transaction, (ii) such Credit Party shall be the continuing or surviving corporation, (iii) the Consolidated Parties shall cause to be executed and delivered such documents, instruments and certificates as the Agent may reasonably request so as to cause the Consolidated Parties to be in compliance with the terms of Section 7.9 after giving effect to such transaction and (iv) after giving effect thereto, no Default or Event of Default shall exist.

         8.5     ASSET DISPOSITIONS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, any Sale and Leaseback Transaction) other than Excluded Asset Dispositions, unless (i) the consideration paid in connection therewith is cash or Cash Equivalents, (ii) if such Asset Disposition is a Sale and Leaseback Transaction, such transaction is permitted by the terms of Section 8.13, (iii) such Asset Disposition does not involve the sale or other disposition of a minority equity interest in any Consolidated Party, (iv) the aggregate net book value of all of the assets sold or otherwise disposed of by the Consolidated Parties in all such Asset Dispositions after the Closing Date (other than pursuant to any casualty or condemnation event) shall not exceed $5,000,000 and (v) no later than 14 days prior to such Asset Disposition, the Agent and the Lenders shall have received a certificate of an Executive Officer of the Borrower specifying the anticipated or actual date of such Asset Disposition, briefly describing the assets to be sold or otherwise disposed of and setting forth the net book value of such assets, the aggregate consideration and the Net Cash Proceeds to be received for such assets in connection with such Asset Disposition, and thereafter the Borrower shall, within the period of 180 days (or such earlier date as is provided for reinvestment of such proceeds under the documents evidencing or governing the Senior Subordinated Debt) following the consummation of such Asset Disposition (with respect to any such Asset Disposition, the "Application Period"), apply (or cause to be applied) an amount equal to the Net Cash Proceeds of such Asset Disposition to (A) the purchase, acquisition or, in the case of improvements to real property, construction of Eligible Assets or (B) to the prepayment of the Loans in accordance with the terms of Section 3.3(b)(iii).

         Upon a sale of assets or the sale of Capital Stock of a Subsidiary of the Borrower permitted by this Section 8.5, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Lenders' security interest in such assets or Capital Stock, including, without limitation, amendments or terminations of UCC financing statements, the return of stock certificates and the release of such Subsidiary from its obligations as a Guarantor under the Credit Documents.

         8.6     INVESTMENTS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, make any Investments except for Permitted Investments.

         8.7     RESTRICTED PAYMENTS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) in connection with the Transaction as contemplated by Section 7.10 and the Offering Memorandum, (ii) subject to the terms of Section 8.9(b), to make dividends payable solely in the same class of Capital Stock of such Person, (iii) to make dividends or other distributions payable to any Consolidated Party, (iv) as permitted by Section 8.8 or Section 8.11, (v) payments by any Consolidated Parties to the Parent pursuant to a tax sharing agreement under which each such Consolidated Party is allocated its proportionate share of the tax liability of the affiliated group of corporations that file consolidated Federal income tax returns (or that file state or local income tax returns on a consolidated basis) and (vi) provided that no Default or Event of Default exists either before or after giving effect thereto, (A) loans, advances, dividends or distributions by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay (1) its costs (including all professional fees and expenses) incurred to comply with its reporting or other obligations under federal or state laws or in connection with reporting or other obligations under this Credit Agreement and the Credit Documents, (2) its expenses incurred in connection with registration of the Discount Notes, (3) its expenses (including liquidated damages payable under any registration rights agreement) incurred in connection with any public offering of equity securities which has been terminated by the board of directors of the Parent, the net proceeds of which were specifically intended to be received by or contributed or loaned to the Borrower and (4) loans or advances by any Consolidated Party to the Parent not to exceed an amount necessary to permit the Parent to pay its interim expenses incurred in connection with any public offering of equity securities the net proceeds of which are specifically intended to be received by or contributed or loaned to the Borrower, which, unless such offering shall have been terminated by the board of directors of the Parent, shall be repaid to the Borrower promptly out of the proceeds of such offering, (B) to make interest payments in respect of the Senior Subordinated Debt, including payment of accrued interest and premium, if any, payable in connection with a redemption of the Subordinated Notes permitted under Section 8.11, (C) at any time after May 26, 2003, to make interest payments (or payments by any Consolidated Party to the Parent to enable the Parent to make interest payments) in respect of the Discount Notes and (D) the repurchase, redemption or retirement of any shares of Capital Stock of the Parent following the death, disability or termination of employment of an executive officer of the Parent, not to exceed $750,000 in an aggregate amount for any fiscal year. Notwithstanding anything to the contrary set forth in this Section 8.7 or in any other provision of this Credit Agreement, an amount equal to the amount of any Restricted Payment referred to in clause (v) or (vi) above shall be promptly returned to the Consolidated Party which made such Restricted Payment to the extent that such Restricted Payment can not be or is not applied by the Parent to payment of the taxes, costs or expenses in respect of which such Restricted Payment was permitted to be made pursuant to this Section 8.7.

         8.8     TRANSACTIONS WITH AFFILIATES.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to any Credit Party other than the Parent, (b) transfers of cash and assets to any Credit Party other than the Parent, including without limitation Excluded Asset Dispositions, (c) transactions permitted by Section 8.1(b), Section 8.4, Section 8.5, Section 8.6 or Section 8.7, (d) normal compensation and reimbursement of expenses of officers and directors, including an annual Chairman of the Board fee of up to $150,000, (e) provided that no Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, payments to the Sponsor of annual management fees of up to $895,000 plus the unused amount available for payments of such management fees under this Section
8.8 for the immediately preceding fiscal year (excluding any carryover amount from any prior fiscal year), and (f) except as otherwise specifically limited in this Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9     RESTRICTIONS ON ACTIVITIES; OWNERSHIP OF SUBSIDIARIES.

         Notwithstanding any other provisions of this Credit Agreement or any of the other Credit Documents to the contrary, the Borrower shall (i) not permit any Person (other than the Borrower or any wholly-owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, (ii) not permit any Subsidiary of the Borrower to issue Capital Stock (except to the Borrower or to a wholly-owned Subsidiary of the Borrower), (iii) not permit, create, incur, assume or suffer to exist any Lien thereon, in each case except
(a) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries, (b) if such Subsidiary merges with another Subsidiary of the Borrower, (c) if such Subsidiary ceases to be a Subsidiary of the Borrower (as a result of the sale of 100% of the Equity Interests in such Subsidiary) or (d) Permitted Liens and (iv) notwithstanding anything to the contrary contained in clause (ii) above, not permit any Subsidiary of the Borrower to issue any shares of preferred Capital Stock.

         8.10    FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, change its fiscal year without providing prior written notice to the Agent. Without the prior written consent of the Required Lenders, no Credit Party will, nor will it permit any of its Subsidiaries to, materially change its articles or certificate of incorporation in a manner which would have an adverse effect on the Lenders.

         8.11    PREPAYMENT OR MODIFICATION OF INDEBTEDNESS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, (i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the Lenders, including, but not limited to, shortening the final maturity or average life to maturity or requiring any payment to be made sooner than originally scheduled or increasing the interest rate applicable thereto or changing any subordination provision thereof or (b) except for the exchange of the notes evidencing the Senior Subordinated Debt for notes with identical terms registered pursuant to the registration rights agreement set forth in the Indenture for the Senior Subordinated Debt, make (or give any notice with respect thereto) any voluntary or optional payment or any prepayment or any redemption or any acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (including without limitation the Senior Subordinated Debt) or (ii) except for the exchange of the notes evidencing the Senior Subordinated Debt for notes with identical terms registered pursuant to the registration rights agreement set forth in the Indenture for the Senior Subordinated Debt, at any time make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of the Senior Subordinated Debt.

         8.12    LIMITATIONS ON RESTRICTED ACTIONS.

         No Consolidated Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party, (iii) make loans or advances to any Credit Party, (iv) sell, lease or transfer any of its properties or assets to any Credit Party, or
(v) guarantee the obligations of the Borrower arising under the Credit Agreement and the other Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except for such encumbrances or restrictions existing under or by reason of

(A) this Credit Agreement, (B) the documents evidencing or governing the Senior Subordinated Debt, as in effect as of the Closing Date, (C) applicable law, (D) any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (E) custormary provisions of any foreign law or lease, license or similar agreement, provided that any such restriction contained therein relates only to the asset or assets subject to such agreement.

         8.13    SALE LEASEBACKS.

         No Credit Party will other than the Parent, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any Sale and Leaseback Transaction in respect of any property (whether real or personal or mixed), now owned or hereafter acquired, (a) which such Person has sold or transferred or is to sell or transfer to the Parent or any other Person other than a Credit Party or (b) which such Person intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Person to any Person in connection with such lease.

         8.14    CAPITAL EXPENDITURES.

         Except in respect of any Consolidated Capital Expenditures made in connection with proceeds of an Asset Disposition or as part of a Permitted Acquisition, the Consolidated Parties will not permit Consolidated Capital Expenditures for any fiscal year to exceed $4,000,000, plus the unused amount available for Consolidated Capital Expenditures under this Section 8.14 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year).

         8.15    NEGATIVE PLEDGES.

         Except (i) pursuant to this Credit Agreement and the other Credit Documents, (ii) pursuant to the documents evidencing or governing the Senior Subordinated Debt, as in effect as of the Closing Date, and (iii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 8.1(d), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, no Consolidated Party will, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.

         8.16    FOREIGN OPERATIONS.

(i) The Consolidated Parties will not permit (i) the Borrower and its Domestic Subsidiaries to own at any time less than 75% of Consolidated Total Assets or
(ii) as of as of the last day of each fiscal quarter, the portion attributable to the Borrower and its Domestic Subsidiaries of Consolidated Net Income for the four quarter then ended to be less than 75% of Consolidated Net Income for such period.


                                   SECTION 9

EVENTS OF DEFAULT

         9.1     EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default") which is not waived by the Agent or Lenders as provided herein:

                 (a)      Payment.  Any Consolidated Party shall:

                          (i) default in the payment when due of any principal of any of the Loans or of any principal of any reimbursement obligation arising from drawings under Letters of Credit; or

                          (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any interest on any reimbursement obligations arising from drawings under Letters of Credit or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                 (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                 (c)      Covenants.  Any Consolidated Party shall:

                          (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 7.6, 7.9, 7.10, 7.12, 7.13 or 8.1 through 8.16, inclusive; or

                          (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent.

                 (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Executive Officer of a Credit Party becoming aware of such default or notice thereof given by the Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                 (e) Guaranties. The guaranty hereunder given by any Guarantor or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

                 (f) Bankruptcy Events. Any Bankruptcy Event shall occur with respect to any Credit Party or Consolidated Party.

                 (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) of one or more of the Consolidated Parties in an aggregate principal amount in excess of $500,000 (i) a Consolidated Party shall
         (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (B) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable prior to the stated maturity thereof; provided, however, that a default waived with respect to such Indebtedness shall not constitute a default hereunder.

                 (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Consolidated Parties involving a liability of $500,000 or more, in the aggregate, (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage) and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or
         (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 30 days.

                 (i) ERISA. Any of the following events or conditions, if such event or condition would cause or be reasonably expected to cause a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of any Consolidated Party or any ERISA Affiliate in favor of the PBGC or a Plan; (2) an ERISA Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) any Consolidated Party or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; (4) any event occurring or failing to occur with respect to a Single Employer Plan, Multiemployer or Multiple Employer Plan sponsored, maintained or contributed to by an ERISA Affiliate of any Consolidated Party; or (5) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may any Consolidated Party or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

                 (j) Senior Subordinated Debt. (i) There shall occur and be continuing any Event of Default under and as defined in the documents evidencing or governing the Senior Subordinated Debt or (ii) any of the Credit Party Obligations for any reason shall cease to be "Designated Senior Indebtedness" under and as defined in such documents.

                 (j)      Ownership.  There shall occur a Change of Control.

                 (k) Capital Stock of Parent. Any Capital Stock of the Parent owned by the Sponsor or any of its Affiliates shall become subject to any consensual Lien other than the pledge to the Borrower of any such Capital Stock held by management to secure loans to buy such Capital Stock.

         9.2     ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                 (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                 (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                 (c) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                 (d) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.


                                   SECTION 10

AGENCY PROVISIONS

         10.1    APPOINTMENT.

         Each Lender hereby designates and appoints NationsBank, N.A. as Agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and no Credit Party shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         10.2    DELEGATION OF DUTIES.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3    EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties and Consolidated Parties. The Agent is not trustee for the Lenders and owes no fiduciary duty to the Lenders.

         10.4    RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6(a), all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5    NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6    NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or Consolidated Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder and any other documents reasonably requested by a Lender, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7    INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Credit Party Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that the Agent shall not be indemnified for any event caused by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Credit Party Obligations and all other amounts payable hereunder and under the other Credit Documents.

         10.8    AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9    SUCCESSOR AGENT.

         The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent reasonably satisfactory to Borrower. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation or the Borrower shall unreasonably fail to consent to such appointment, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Credit Agreement.

         10.10   SYNDICATION AGENT.

         The Syndication Agent, in its capacity as such, shall have no rights, powers, duties or obligations under this Credit Agreement or any of the other Credit Documents.



                                   SECTION 11

MISCELLANEOUS

         11.1    NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below, (c) the Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2    RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 11.3(c) or 3.9 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3    BENEFIT OF AGREEMENT.

                 (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Credit Party may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections (b) and (c) of this Section 11.3.
         Notwithstanding the above (including anything set forth in subsections
         (b) and (c) of this Section 11.3), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (B) granting assignments or participations in such Lender's Loans and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

                 (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of Exhibit 11.3 to one or more Eligible Assignees; provided that any such assignment shall (i) unless to a Lender or an Affiliate of a Lender, be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a transfer fee of $3,500 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof). Notwithstanding the above, a Lender may assign all or a portion of its Commitments to another Lender without the consent of the Borrower and without regard to any minimum amount of such assignment.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                 (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's rights, obligations or rights and obligations hereunder; provided that
         (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Loans in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Loan or the date of any mandatory prepayment pursuant to Section 2.3(d)), interest or fees in which the participant is participating, or (C) release all or substantially all of the collateral or guaranties (except as expressly provided in the Credit Documents) supporting any of the Loans or Commitments in which the participant is participating and (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Section 3.15 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

                 (d) Registration. The Agent, acting for this purpose solely on behalf of the Borrower, shall maintain a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder for all purposes of this Credit Agreement and the other Credit Documents, notwithstanding notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         11.4    NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party or Consolidated Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5    PAYMENT OF EXPENSES; INDEMNIFICATION.

          The Credit Parties agree to: (a) pay all reasonable out-of-pocket costs and reasonable expenses of (i) the Agent in connection with (A) the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent and the fees and expenses of counsel for the Agent in connection with collateral issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (ii) the Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party and
(b) indemnify the Agent and each Lender, their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim and (iii) any claims for Non-Excluded Taxes.

         11.6    AMENDMENTS, WAIVERS AND CONSENTS.

                 (a) Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall

                          (i)     without the consent of each Lender affected
thereby,

                                  (A)      extend the final maturity of any
                          Loan or extend or waive any Principal Amortization Payment of any Loan, or any portion thereof,

                                  (B)      reduce the rate or extend the time
                          of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder,

                                  (C) reduce or waive the principal amount of any Loan,

                                  (D)      increase the Commitment of a Lender
                          over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender),

                                  (E)      release all or any material portion
                          of the Collateral securing the Credit Party
                          Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in conformance with Section 8.5),

                                  (F)      release the Borrower or any other
                          material Credit Party from its obligations under the Credit Documents (provided that the Agent may, without consent from any other Lender, release any Guarantor that is sold or transferred in conformance with Section 8.5),

                                  (G) amend, modify or waive any provision of this Section or Section 3.4(b)(i), 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 9.1(a), 11.2,
                          11.3 or 11.5,

                                  (H)      reduce any percentage specified in,
                          or otherwise modify, the definition of Required Lenders or

                                  (I)      consent to the assignment or
                          transfer by the Borrower (or substantially all of the other Credit Parties) of any of its rights and obligations under (or in respect of) the Credit Documents except as permitted thereby; and

                          (ii) without the consent of Lenders holding in the aggregate more than 50% of the outstanding Term Loans, extend the time for or the amount or the manner of application of proceeds of any mandatory prepayment required by Section 3.3(b)(ii), (iii) or (iv). No provision of Section 10 may be amended without the consent of the Agent.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

                 (b) A Default or Event of Default shall not be deemed to have occurred or to be in existence for any purpose of this Credit Agreement if the Required Lenders (or all of the Lenders, if required hereunder) shall have expressly waived such Default or Event of Default in writing pursuant to Section 11.6(a) hereof or stated in writing that the same has been cured to the reasonable satisfaction of the Required Lenders (or the Lenders as may be required hereunder).
         No waiver pursuant to Section 11.6(a) shall extend to or affect any subsequent Default or Event of Default or impair the rights of the Lenders upon the occurrence thereof.

         11.7    COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8    PLEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9    DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6(a) it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10   SURVIVAL OF INDEMNIFICATION AND REPRESENTATIONS AND
WARRANTIES.

          All indemnities set forth herein and all representations and warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

         11.11   GOVERNING LAW; VENUE.

                 (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York, or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to
         Section 11.1, such service to become effective 3 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a Credit Party in any other jurisdiction.

                 (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12   WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13   TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.

         11.14   SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.15   ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16   BINDING EFFECT.

         This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Agent and each Lender and their respective successors and assigns.

         11.17   CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall affect the disclosure of any such information to (i) the extent such Lender in good faith believes is required by statute, rule, regulation or judicial process, (ii) counsel for such Lender or to its accountants, (iii) bank examiners or auditors or comparable Persons, (iv) any affiliate of such Lender,
(v) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto, or (vi) any other Person in connection with any litigation to which any one or more of the Lenders is a party; and provided further that no Lender shall have any obligation under this Section 11.17 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.17. Each Lender agrees it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this Section 11.17.



             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                         STEEL HEDDLE MFG. CO.

                                  By:    /s/ Benjamin G. Team
                                         -------------------------------
                                  Name:  Benjamin G. Team
                                         -------------------------------
                                  Title: President
                                         -------------------------------


GUARANTORS:                       STEEL HEDDLE INTERNATIONAL, INC.

                                  By:    /s/ Benjamin G. Team
                                         -------------------------------
                                  Name:  Benjamin G. Team
                                         -------------------------------
                                  Title: President
                                         -------------------------------


                                  HEDDLE CAPITAL CORP.

                                  By:    /s/ Jerry B. Miller
                                         -------------------------------
                                  Name:  Jerry B. Miller
                                         -------------------------------
                                  Title: President
                                         -------------------------------





                             [Signatures continued]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

AGENT:                            NATIONSBANK, N.A.

                                  By:    /s/ Diana H. Inman
                                         -------------------------------
                                  Name:  Diana H. Inman
                                         -------------------------------
                                  Title: Vice President
                                         -------------------------------


SYNDICATION
AGENT:                            DLJ CAPITAL FUNDING, INC.

                                  By:    /s/ Eric Swanson
                                         -------------------------------
                                  Name:  Eric Swanson
                                         -------------------------------
                                  Title: Managing Director
                                         -------------------------------



LENDERS:                          NATIONSBANK, N.A.

                                  By:    /s/ Diana H. Inman
                                         -------------------------------
                                  Name:  Diana H. Inman
                                         -------------------------------
                                  Title: Vice President
                                         -------------------------------


                                  DONALDSON, LUFKIN & JENRETTE

                                  By:    /s/ Eric Swanson
                                         -------------------------------
                                  Name:  Eric Swanson
                                         -------------------------------
                                  Title: Managing Director
                                         -------------------------------

                                SCHEDULE 1.1(a)
                     CONSOLIDATED EBIT SPECIAL ADJUSTMENTS
                             STEELE HEDDLE MFG. CO.
                            EBIT SPECIAL ADJUSTMENTS

                                                SEPTEMBER 30,    JANUARY 3,    MARCH 31,      JUNE 30,      TOTAL
                                                     1997           1998         1998           1998        -----
 MANAGEMENT FEES                                     69,000          69,000       68,000       68,000      274,000
 SUPPLEMENTAL BONUS COMPENSATION                    222,000         197,000          0            0        419,000
 COMPENSATION EXPENSE FOR ELIMINATED                 65,000          65,000       69,000          0        199,000
 POSITIONS
              TOTAL                                 356,000         331,000      137,000       68,000      892,000

4


                                SCHEDULE 1.1(b)
                              EXISTING INVESTMENTS

                                Schedule 1.1(c)
                        LENDER ADDRESSES AND COMMITMENTS

=====================================================================================================================
                                                              REVOLVING     REVOLVING       TERMLOAN       TERM LOAN
                                                              COMMITMENT    COMMITMENT     COMMITMENT     COMMITMENT
        OPERATIONS CONTACT             CREDIT CONTACT           $20MM       PERCENTAGE        $30MM       PERCENTAGE
=====================================================================================================================

NationsBank, N.A.             NationsBank, N.A.             $16,000,000.00     80 %      $24,000,000.00       80%
Corporate Credit Services     NationsBank Plaza
Independence Center,          901 Main Street, 66th Floor
15th Floor                    Dallas, TX  75202
Charlotte, NC  28255          Attn:  Philip Cope
Attn:  David Smith            Telephone: (214) 508-2475
Telephone: (704) 386-7637.    Telefax: (214) 508-2881
Telefax: (704) 388-9436
---------------------------------------------------------------------------------------------------------------------


Donaldson, Lufkin & Jenrette  Donaldson, Lufkin & Jenrette   $4,000,000.00      20%       $6,000,000.00       20%
2121 Avenue of the Stars,     277 Park Avenue
Fox Plaza                     New York, NY 10172
Los Angeles, CA  90067        Attn:  Tonya Holman
Attn:  David Miler            Telephone: (212) 892-2970
Telephone: (310) 282-7443     Telefax: (212) 892-6031
Telefax: (310)282-6178
=====================================================================================================================
                                                            $20,000,000.00     100%      $30,000,000.00      100%
=====================================================================================================================

                                SCHEDULE 1.1(d)
                           EXISTING LETTERS OF CREDIT


Date of Issuance     LOC#      Undrawn amount   Name of Beneficiary       Date of Expiry
----------------     ----      --------------   -------------------       --------------
  12/31/1997      919987         $671,000.00     Bureau of Solid and      02/21/1999
                                                 Hazardous Waste
                                                 Management

8



                                SCHEDULE 5.1(d)
                              MORTGAGED PROPERTIES

9



                               SCHEDULE 5.1(e)(i)
                      FORM OF OPINION OF KIRKLAND & ELLIS


                                                 May 26, 1998


To the Lenders party to the Credit
Agreement referred to below and
NationsBank, N.A., as Agent thereunder

                 Re:     Steel Heddle Mfg. Co.

Ladies and Gentlemen:

        We have acted as counsel to Steel Heddle Mfg. Co., a Pennsylvania corporation ("Borrower"), Steel Heddle Group, Inc., a _____________ corporation (the "Parent"), and certain subsidiaries of the Borrower (each a "Guarantor", and together, with the Borrower and the Parent, individually a "Credit Party and collectively the "Credit Parties") in connection with the Credit Agreement dated as of May 26, 1998 (the "Credit Agreement") among the Borrower, the Guarantors, the several Lenders from time to time party thereto, NationsBank, N.A., as Agent ("NationsBank"), and DLJ Capital Funding, Inc., as Syndication Agent ("DLJ"), the other Credit Documents referred to and defined therein and the transactions contemplated by the Credit Agreement and the other Credit Documents.

        This opinion is being delivered at the request of the Credit Parties pursuant to Section 5.1(e)(i) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement.

         In rendering this opinion, we have reviewed the following documents (the documents referenced in subsection (1) through (9) below hereinafter may be referred to collectively as the "Documents"):

         (1)     The Credit Agreement;

         (2)     Each of the Notes;

         (4)     The Security Agreement;

         (5)     The Pledge Agreement;

10


         (6) The UCC-1 Financing Statement(s) executed by Borrower in connection with the Mortgages (the "Fixture Financing Statements"), the UCC-1 Financing Statement(s) executed by the Borrower and the Guarantors (the "Code Collateral Financing Statements" and together with the Fixture Filing Statements, the "UCC Financing Statements") in connection with the Security Agreement, to be filed in the respective locations described on Schedule A hereto (the "UCC Financing Statements");

         (7) The Mortgage Instruments and the Notices of Grant of Security Interest in Patents and Trademarks to be filed pursuant to the terms of the Security Agreement in the United States Patent and Trademark Office (the "PTO Filings");

         (8) The Purchase Agreement and all documents, approvals and certificates executed in connection with the Purchase Agreement (collectively, the "Acquisition Documents"); and

         (9) (a) The Agreement and Plan of Merger, dated as of ___________, 1998 (the "Merger I Agreement") between Steel Heddle Group, Inc., a Delaware corporation ("SH Group"), and SH Holdings Corp., a Pennsylvania corporation ("Old Holdings"), (b) the Agreement and Plan of Merger dated as of ___________, 1998 (the "Merger II Agreement") between ______________ and ____________ (collectively, the mergers consummated pursuant to the Merger I Agreement and the Merger II Agreement referred to herein as the "Mergers") and (c) all other documents, approvals and certificates required in order to consummate the Mergers (collectively, the "Merger Documents");

         In rendering the opinions expressed below, we have examined the Documents and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In making the examinations described above, we have assumed the genuineness of all signatures (other than the signatures of the Credit Parties), the capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed the due authorization, execution and delivery of the Documents by all parties thereto (other than the Credit Parties) and the binding effect of such documents on such parties.

11


         We have also examined originals or copies of the Certificate of Incorporation and Bylaws of each Credit Party, resolutions of the Board of Directors of each Credit Party, and certificates of public officials concerning the legal existence, qualifications to do business as a foreign corporation or good standing of each Credit Party.

         Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

                 1. Each of the Credit Parties is a validly existing corporation under the laws of the jurisdiction of its incorporation and has the corporate power to own its properties and to transact the business in which it is currently engaged, and is qualified to do business in and is in good standing in the jurisdiction of its incorporation and each other jurisdiction where it is required to be qualified and in good standing given the nature of its business.

                 2. Each of the Credit Parties has the corporate power to execute, deliver and carry out the terms and provisions of each of the Documents to which it is a party and each Credit Party has duly taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents.

                 3. Each of the Credit Parties has duly executed and delivered each of the Documents to which it is a party.

                 4. Each of the Documents to which such Person is a party constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Person in accordance with its terms.

                 5. The execution and delivery of the Security Agreement by the Credit Parties creates in favor of the Agent a valid lien on and a security interest in the "Collateral" (as such term is defined in the Security Agreement), to the extent the validity of a lien or security interest in the Collateral is covered by Article 9 of the Applicable UCC (as defined below) or applicable Federal law, as security for the Secured Obligations referred to therein. Assuming the filing of the financing statements on Form UCC-1 in the offices in the jurisdictions indicated on Schedule A, such lien and security interest is duly perfected to the extent a lien or security interest in the Collateral owned (now or hereafter) by the Credit Parties may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in the respective states in which such filing offices are located (the "Applicable UCC") or applicable Federal law.

                 6. The authorized capital stock and the issued and outstanding shares of stock in each Credit Party, as set forth in attached hereto, constitute all of the authorized, issued and outstanding shares of stock in each Credit Party and all of such issued and outstanding stock is owned in the manner provided in Schedule B. All of the Pledged

12

         Shares (as defined in the Pledge Agreement) have been duly authorized, and validly issued and are fully paid and non-assessable.

                 7. The Pledge Agreement creates a legal, valid and enforceable security interest in favor of the Agent in the Pledged Collateral (as defined in the Pledge Agreement).

                 8. Assuming continued possession by the Agent of the stock certificates representing the Pledged Shares, the Agent's security interests in the Pledged Shares constitute first priority, perfected security interests.

                 9. Neither the execution and delivery of the Documents by any of the Credit Parties which is party thereto, nor the consummation by a Credit Party of the transactions contemplated therein, will (a) violate or conflict with any provision of the articles or certificate of incorporation or bylaws of any Credit Party, (b) violate, contravene or materially conflict with any law, regulation (including, without limitation, Regulation U or Regulation
         X), order, writ, judgment, injunction, decree or permit applicable to any Credit Party, (c) violate, contravene or materially conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which any of the Credit Parties is a party or by which any Credit Party may be bound, or (d) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Documents) upon or with respect to the properties of any Credit Party.

                 10. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of the Documents by a Credit Party, or if required, such consent, approval and authorization has been obtained.

                 11. To the best of our knowledge, there are no actions, suits or legal, equitable, arbitration or administrative proceedings, pending or threatened against any Credit Party which will have or might be reasonably expected to have a Material Adverse Effect.

                 12. None of the Credit Parties is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company, or a "holding company," or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary" or a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

13


                 13. Each Mortgage Instrument identified on Schedule C attached hereto is in proper form for recording and upon recordation of each Mortgage Instrument, as appropriate, such Mortgage Instrument will provide the Agent, for the benefit of the Lenders, with a valid lien on the property described therein.

                 14. The Acquisition Documents have been duly executed and delivered by SH Group and SH Group has acquired all of the issued and outstanding stock of Old Holdings in accordance with the terms of the Acquisition Documents.

                 15. (a) The Merger Documents have been duly authorized by all necessary corporate action on the part of the parties thereto, (b) the Mergers have been consummated in accordance with all requirements of the laws of the States of Delaware and Pennsylvania (including, without limitation, the filing of certificates of merger with the Secretary of State of the States of Delaware and Pennsylvania) and the Certificate of Incorporation and Bylaws of each party thereto and (c) the Mergers have become effective under the laws of the States of Delaware and Pennsylvania.

                 16. As a result of the Mergers, all of the issued and outstanding stock of Borrower is owned by SH Group.

                 17. [Opinions from Seller's counsel relating to the Purchase Agreement]

The opinions herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States, except to the extent the opinions set forth in paragraph 5 above with respect to the perfection of certain security interests involve conclusions under the laws of various states other than the State of New York, in which case such opinion is based solely on our review of Article 9 of the Uniform Commercial Code as in effect in such states as reported in the Secured Transaction Guide published by Commerce Clearinghouse, Inc., updated through ______________, 1998, and have otherwise assumed that the laws of each such state are in all relevant respects identical to the laws of the State of New York.

This letter is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Documents and their professional advisers, or as required by law or pursuant to legal process.

14


                                  Schedule A

                         Locations for UCC-1 Filings

15


                                   Schedule B

                          [Ownership of Credit Parties]

16


                                   Schedule C

                              Mortgage Instruments

May __, 1998
Page 1





                              SCHEDULE 5.1(e)(ii)
                    FORM OF LOCAL COUNSEL CORPORATE OPINION


                                                 May 26, 1998


To the Lenders party to the Credit
Agreement referred to below and
NationsBank, N.A., as Agent thereunder

                 Re:     Steel Heddle Mfg. Co.

Ladies and Gentlemen:

         We have acted as special <<STATE>> counsel to ________________, a ______________ corporation (the "Company"), in connection with the Credit Agreement dated as of May 26, 1998 (the "Credit Agreement") among Steel Heddle Mfg. Co., a Pennsylvania corporation ("Borrower"), certain subsidiaries of the Borrower (each a "Guarantor"), the several Lenders from time to time party thereto, NationsBank, N.A., as Agent ("NationsBank") and DLJ Capital Funding, Inc., as Syndication Agent ("DLJ"), the other Credit Documents referred to and defined therein and the transactions contemplated by the Credit Agreement and the other Credit Documents.

        This opinion is being delivered at the request of the Credit Parties pursuant to Section 5.1(e)(ii) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement.

        In rendering the opinions expressed below, we have examined executed copies of the Credit Agreement and the other Credit Documents and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and/or representatives of the Company, and have made such inquiries of such officers and/or representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

May __, 1998
Page 2




        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Company is a corporation duly organized and validly existing under the laws of the <<STATE>>, has the corporate power and authority, and legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and is qualified to do business and in good standing in the
<<STATE>>.

        2. The Company has the corporate power and authority to execute, deliver and perform each of the Credit Documents to which it is a party, and the Company has taken all proper and necessary corporate action to authorize the execution, delivery and performance of each of the Credit Documents to which it is a party.

        3. Each of the Credit Documents to which it is a party has been duly executed and delivered by the Company.

        The opinions herein are limited to the laws of <<STATE>>, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

        This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Agreement and their professional advisers, or as required by law or pursuant to legal process.

                                        Very truly yours,

May __, 1998
3
Page



                                  SCHEDULE 1




Name of Corporation                                        Filing Office

May __, 1998
1
Page





                              SCHEDULE 5.1(e)(iii)
                    FORM OF LOCAL COUNSEL COLLATERAL OPINION


                                                 May 26, 1998


To the Lenders party to the Credit
Agreement referred to below and
NationsBank, N.A., as Agent thereunder

                 Re:      Steel Heddle Mfg. Co.

Ladies and Gentlemen:

        We have acted as special <<STATE>> counsel to ______________, a ________ corporation (the "Company"), in connection with the Credit Agreement dated as of May 26, 1998 (the "Credit Agreement"), among Steel Heddle Mfg. Co., a Pennsylvania corporation ("Borrower"), certain subsidiaries of the Borrower (each a "Guarantor"), the several Lenders from time to time party thereto, NationsBank, N.A., as Agent ("NationsBank") and DLJ Capital Funding, Inc., as Syndication Agent ("DLJ"), the other Credit Documents referred to and defined therein and the transactions contemplated by the Credit Agreement and the other Credit Documents.

         This opinion is being delivered at the request of the Credit Parties pursuant to Section 5.1(e)(iii) of the Credit Agreement. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded such terms in the Credit Agreement.

        In rendering the opinions expressed below, we have examined executed copies of the Credit Agreement, the Security Agreement referred to and defined therein (the "Security Agreement") and the Mortgage Instruments referred to and defined therein for the locations identified on Schedule 2 attached hereto (the "<<STATE>> Mortgage Instruments") and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and/or representatives of the Company, and have made such inquiries of such officers and/or representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

May __, 1998
2
Page





        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents (other than the Credit Agreement, the Security Agreement and the <<STATE>> Mortgage Instruments) submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The execution and delivery of the Security Agreement by the Company creates in favor of the Agent a valid lien on and a security interest in the "Collateral" (as such term is defined in the Security Agreement), to the extent the validity of a lien or security interest in the Collateral is covered by Article 9 of the Uniform Commercial Code in effect in <<STATE>> (the "<<STATE>> UCC"), as security for the Secured Obligations referred to therein. Assuming the filing of the financing statements on Form UCC-1 in the offices in the jurisdictions indicated on Schedule 1, such lien and security interest is duly perfected to the extent a lien or security interest in the Collateral owned (now or hereafter) by the Company may be perfected by the filing of a financing statement under the <<STATE>> UCC.

        2. Each <<STATE>> Mortgage is in proper form for recording in the State of <<STATE>> and upon recordation of each Mortgage Instrument, as appropriate, such Mortgage Instrument will provide the Agent, for the benefit of the Lenders, with a valid lien on the property described therein.

        3. Assuming that the matter would be governed by the laws of the State of <<STATE>>, each of the Security Agreement and the <<STATE>> Mortgage Instruments constitutes a legal, valid and binding obligation of each Credit Party which is a party thereto, enforceable against such Person in accordance with its terms.

        The opinions herein are limited to the laws of <<STATE>>, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

        This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person, and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent except to your bank examiners, auditors and counsel and to prospective transferees of your interests under the Credit Agreement and their professional advisers, or as required by law or pursuant to legal process.

                                        Very truly yours,

May __, 1998
3
Page

May __, 1998
4
Page




                                   SCHEDULE 1


Name of Corporation                                        Filing Office

May __, 1998
5
Page




                                   SCHEDULE 2

May __, 1998
6
Page






                                  SCHEDULE 6.6
                     CONSENTS, APPROVALS AND AUTHORIZATIONS

May __, 1998
7
Page






                                 SCHEDULE 6.10
                             EXISTING INDEBTEDNESS

May __, 1998
8
Page






                                 SCHEDULE 6.11
                                   LITIGATION

May __, 1998
9
Page






                                 SCHEDULE 6.15
                                  SUBSIDIARIES

May __, 1998
10
Page






                                 SCHEDULE 6.18
                             ENVIRONMENTAL MATTERS


The report titled "Environmental Assessment of Certain Facilities of the Steel Heddle Manufacturing Company" prepared by ENVIRON Corporation, and dated May 1998 is incorporated herein by reference and all matters set forth in such report are deemed set forth on this Schedule 6.18.

May __, 1998
11
Page






                                 SCHEDULE 6.19
                             INTELLECTUAL PROPERTY

May __, 1998
12
Page






                                SCHEDULE 6.22(a)
                            REAL PROPERTY LOCATIONS

May __, 1998
13
Page






                                SCHEDULE 6.22(b)
                          PERSONAL PROPERTY LOCATIONS

May __, 1998
14
Page






                                SCHEDULE 6.22(c)
                            CHIEF EXECUTIVE OFFICES

May __, 1998
15
Page






                                 SCHEDULE 6.26
                                 LABOR MATTERS

May __, 1998
16
Page





                                  SCHEDULE 7.6
                                   INSURANCE

May __, 1998
17
Page






                                 SCHEDULE 11.1
                              ADDRESSES FOR NOTICE

 NAME AND ADDRESS

 ALL CREDIT PARTIES:

 Steel Heddle Mfg. Co.
 1801 Rutherford Road
 Greenville, SC  29609
 Attn:  Jerry Miller
 Telephone: (864) 244-4110
 Facsimile: (864) 268-3823

 AGENT:

 NationsBank, N.A.
 101 N. Tryon Street
 Independence Center, 15th Floor
 NC1-001-04-15
 Charlotte, NC  28255
 Attn:  David Smith
 Telephone: (704) 386-8958
 Facsimile: (704) 386-9923


 LENDERS:

 See Schedule 1.1(a)

May __, 1998
18
Page





                                  EXHIBIT 2.1

                          FORM OF NOTICE OF BORROWING

NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte  28255
Attention:  Agency Services

Ladies and Gentlemen:

         The undersigned, STEEL HEDDLE MFG. CO. (the "Borrower"), refers to the Credit Agreement dated as of May 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Guarantors party thereto, the Lenders party thereto, NationsBank, N.A., as Agent and DLJ Capital Funding, Inc. as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.1(b) of the Credit Agreement that it requests a Revolving Loan advance under the Credit Agreement, and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)      Date of Borrowing
         (which is a Business Day)

(B)      Principal Amount of
         Borrowing

(C)      Interest rate basis

(D)      Interest Period and the
         last day thereof

         In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

                                        Very truly yours,

                                        STEEL HEDDLE MFG. CO.

May __, 1998
19
Page





                                        By:
                                        Name:
                                        Title:

May __, 1998
20
Page





                                 EXHIBIT 2.4

                  FORM OF NOTICE OF CONTINUATION/CONVERSION


NationsBank, N.A.,
  as Agent for the Lenders
NC-001-15-04
Independence Center, 15th Floor
101 North Tryon Street
Charlotte  28255
Attention:  Agency Services

Ladies and Gentlemen:

       The undersigned, STEEL HEDDLE MFG. CO. (the "Borrower"), refers to the Credit Agreement dated as of May 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Guarantors party thereto, the Lenders party thereto, NationsBank, N.A., as Agent and DLJ Capital Funding, Inc. as Syndication Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives notice pursuant to Section 2.4 of the Credit Agreement that it requests a continuation or conversion of a Revolving Loan outstanding under the Credit Agreement, and in connection therewith sets forth below the terms on which such continuation or conversion is requested to be made:

(A)    Date of Continuation or Conversion
       (which is the last day of the
       the applicable Interest Period)

(B)    Principal Amount of
       Continuation or Conversion

(C)    Interest rate basis

(D)    Interest Period and the
       last day thereof

       In accordance with the requirements of Section 5.2, the Borrower hereby reaffirms the representations and warranties set forth in the Credit Agreement as provided in subsection (b) of such Section, and confirms that the matters referenced in subsections (c), (d), (e) and (f) of such Section, are true and correct.

May __, 1998
21
Page





                                        Very truly yours,

                                        STEEL HEDDLE MFG. CO.

                                        By:
                                        Name:
                                        Title:

May __, 1998
1
Page




                                 EXHIBIT 2.6(a)

                             FORM OF REVOLVING NOTE

$_________________                                                 May 26, 1998


    FOR VALUE RECEIVED, STEEL HEDDLE MFG. CO., a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and permitted assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at Independence Center, 15th Floor, 101 North Tryon Street (or at such other place or places as the holder hereof may designate in writing to the Borrower pursuant to the terms of the Credit Agreement), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Revolving Loan Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________) or, if less than such principal amount, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Credit Agreement.

    Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

    In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

    This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(d) of the Credit Agreement.

May __, 1998
2
Page

May __, 1998
3
Page





    IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                        STEEL HEDDLE MFG. CO.

                                        By:
                                        Name:
                                        Title:

May __, 1998
1
Page




                                 EXHIBIT 2.6(b)

                               FORM OF TERM NOTE

$_________________                                                May 26, 1998


    FOR VALUE RECEIVED, STEEL HEDDLE MFG. CO., a Pennsylvania corporation (the "Borrower"), hereby promises to pay to the order of __________________________, its successors and permitted assigns (the "Lender"), at the office of NationsBank, N.A., as Agent (the "Agent"), at Independence Center, 15th Floor, 101 North Tryon Street (or at such other place or places as the holder hereof may designate in writing to the Borrower pursuant to the terms of the Credit Agreement), at the times set forth in the Credit Agreement dated as of the date hereof among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), but in no event later than the Term Loan Maturity Date, in Dollars and in immediately available funds, the principal amount of ________________________ DOLLARS ($____________), and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in the Credit Agreement.

    Upon the occurrence and during the continuance of an Event of Default, the balance outstanding hereunder shall bear interest as provided in Section 3.1(b) of the Credit Agreement. Further, in the event the payment of all sums due hereunder is accelerated under the terms of the Credit Agreement, this Note, and all other indebtedness of the Borrower to the Lender shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

    In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

    This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained by or on behalf of the Borrower as provided in Section 11.3(d) of the Credit Agreement.

May __, 1998
2
Page




    IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                        STEEL HEDDLE MFG. CO.

                                        By:
                                        Name:
                                        Title:

May __, 1998
3
Page




                                 EXHIBIT 7.1(c)

                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

       For the fiscal quarter ended _________________, ____.

       I, ______________________, [Title] of STEEL HEDDLE MFG. CO. (the
"Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of May 26, 1998 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors party thereto, the Lenders party thereto and NationsBank, N.A., as Agent:

       a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

       b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.12 of the Credit Agreement as of the end of the fiscal period referred to above.

       This ______ day of ___________, ____.


                                        STEEL HEDDLE MFG. CO.


                                        By:
                                        Name:
                                        Title:

May __, 1998
4
Page




                      Attachment to Officer's Certificate

                       COMPUTATION OF FINANCIAL COVENANTS

May __, 1998
5
Page




                                  EXHIBIT 7.13

                           FORM OF JOINDER AGREEMENT

       THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, ____, is by and between _____________________, a ___________________ (the
"Subsidiary"), and NATIONSBANK, N.A., in its capacity as Agent under that certain Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of May 26, 1998, by and
among STEEL HEDDLE MFG. CO., a    Pennsylvania corporation (the "Borrower"),
the Guarantors party thereto, the Lenders party thereto and NationsBank, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

       The Subsidiary is an Additional Credit Party, and, consequently, the Credit Parties are required by Section 7.13 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

       Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

       1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby, jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrower's Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

       2. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement and an "Obligor" for all purposes of the Security Agreement, and shall have all of the obligations of an Obligor thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Obligors contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Agent, for the benefit of the Lenders, a

May __, 1998
6
Page




continuing security interest in, and a right of set off against, any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Agent that:

               (i) The Subsidiary's chief executive office and chief place of business are (and for the prior four months have been) located at the locations set forth in Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

               (ii) The type of Collateral owned by the Subsidiary and the location of all Collateral owned by the Subsidiary is as shown on
         Schedule 2 attached hereto.

               (iii) The Subsidiary's legal name is as shown in this Agreement and the Subsidiary has not changed its name, been party to a merger, consolidation or other change in structure or used any tradenames except as set forth in Schedule 3 attached hereto.

               (iv) The patents, trademarks and copyrights listed on Schedule 4 attached hereto constitute all of the registrations and applications for the patents, trademarks and copyrights owned by the Subsidiary.

       3. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Pledge Agreement and a "Pledgor" for all purposes of the Pledge Agreement, and shall have all of the obligations of a Pledgor thereunder as if it had executed the Pledge Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Pledgors contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, the Subsidiary hereby pledges and assigns to the Agent, for the benefit of the Lenders, and grants to the Agent, for the benefit of the Lenders, a continuing security interest in any and all right, title and interest of the Subsidiary in and to the Pledged Shares (as such term is defined in Section 2 of the Pledge Agreement) listed on Schedule 5 attached hereto and the other Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement).

       4. The address of the Subsidiary for purposes of all notices and other communications is ____________________, ____________________________,
Attention of ______________ (Facsimile No. ____________).

       5. The Subsidiary hereby waives acceptance by the Agent and the Lenders of the guaranty by the Subsidiary under Section 4 of the Credit Agreement upon the execution of this Agreement by the Subsidiary.

May __, 1998
7
Page




       6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

       7. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

May __, 1998
8
Page




       IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                        [SUBSIDIARY]


                                        By:
                                        Name:
                                        Title:


                                        Acknowledged and accepted:

                                        NATIONSBANK, N.A., as Agent

                                        By:
                                        Name:
                                        Title:

May __, 1998
9
Page




                                  EXHIBIT 11.3

                       FORM OF ASSIGNMENT AND ACCEPTANCE


       THIS ASSIGNMENT AND ACCEPTANCE dated as of _______________, ____ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

       Reference is made to the Credit Agreement dated as of May 26, 1998, as amended and modified from time to time thereafter (the "Credit Agreement") among STEEL HEDDLE MFG. CO., the Guarantors party thereto, the Lenders party thereto, NationsBank, N.A., as Agent and DLJ Capital Funding, Inc., as Syndication Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

       1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments and outstanding Loans of the Assignor on the effective date of the assignment designated below (the "Effective Date"), together with unpaid fees accrued on the assigned Commitments to the Effective Date and unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(b) of the Credit Agreement, a copy of which has been received by the Assignee. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests purchased and assumed by the Assignee under this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests sold and assigned by the Assignor under this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

       2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

       3.   Terms of Assignment

       (a)    Date of Assignment:

       (b)    Legal Name of Assignor:

       (c)    Legal Name of Assignee:

       (d)    Effective Date of Assignment:

May __, 1998
10
Page





(e)    Revolving Loan Commitment
              Percentage Assigned (expressed
       as a percentage set forth to at
       least 8 decimals)                                            %

May __, 1998
11
Page




       (f)    Revolving Loan Commitment
              Percentage of Assignee after
       giving effect to this Assignment
       and Acceptance as of the Effective
       Date (set forth to at least 8 decimals)                                     %

       (g)    Revolving Loan Commitment
              Percentage of Assignor after
       giving effect to this Assignment
       and Acceptance as of the Effective
       Date (set forth to at least 8 decimals)                                     %

       (h)    Revolving Committed Amount
       as of Effective Date                                            $_____________

       (i)    Dollar Amount of Assignor's
       Revolving Loan Commitment
       Percentage as of the Effective
       Date (the amount set forth in
       (h) multiplied by the percentage
       set forth in (g))                                               $_____________

       (j)    Dollar Amount of Assignee's
       Revolving Loan Commitment
       Percentage as of the Effective
       Date (the amount set forth in
       (h) multiplied by the percentage
       set forth in (f))                                               $_____________

       (k)    Term Loan Commitment Percentage
       Assigned (expressed as a
       percentage set forth to at
       least 8 decimals)                                                           %

       (l)    Term Loan Commitment Percentage
       of Assignee after giving effect
       to this Assignment and Acceptance
       on the Effective Date (set forth
       to at least 8 decimals)                                                     %

       (m)    Term Loan Commitment Percentage
       of Assignor after giving effect
       to this Assignment and Acceptance

May __, 1998
12
Page




       on the Effective Date (set forth
       to at least 8 decimals)                                                     %

       (n)    Outstanding Balance of Term Loan
       as of Effective Date                                            $_____________

       (o)    Principal Amount of Assignor's
       portion of the Term Loan after
       giving effect to this Assignment
       and Acceptance on Effective
              Date (the amount set forth
              in (n) multiplied by the
              percentage set forth in (m))                             $_____________

       (p)    Principal Amount of Assignee's
       portion of the Term Loan after
       giving effect to this Assignment
       and Acceptance on Effective
              Date (the amount set forth
              in (n) multiplied by the
              percentage set forth in (l))                             $_____________

4. This Assignment and Acceptance shall be effective only upon consent of the Borrower and the Agent, if applicable, delivery to the Agent of this Assignment and Acceptance together with the transfer fee payable pursuant to
Section 11.3(b) in connection herewith and recordation in the Register pursuant to Section 11.3(d) of the terms hereof.

5. This Assignment and Acceptance may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Assignment and Acceptance to produce or account for more than one such counterpart.

The terms set forth above
are hereby agreed to:


____________________, as Assignor

By:
Name:
Title:

_____________________, as Assignee

By:
Name:

May __, 1998
13
Page




Title:

Notice address of Assignee:

              <<Assignee>>

              -----------------------------
              Attn:
                   ------------------------
              Telephone:  (   )
                           ---  -----------
              Telecopy:   (   )
                           ---  -----------

May __, 1998
14
Page




CONSENTED TO:

NATIONSBANK, N.A.,
as Agent

By:
Name:
Title:

STEEL HEDDLE MFG. CO.

By:
Name:
Title:





14